Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PLEASE READ THE FOLLOWING TERMS AND CONDITIONS CAREFULLY. THESE TERMS AND CONDITIONS CONSTITUTE A LEGAL AGREEMENT BETWEEN YOU AND AT&T MOBILITY LLC, ON BEHALF OF ITSELF AND AT&T AFFILIATES (COLLECTIVELY “AT&T”).

AT&T Developer License Agreement

(For All Applications other than Applications that operate on the Brew Mobile Platform)

THIS AT&T DEVELOPER LICENSE AGREEMENT is entered into as of March 31, 2010 , by and between AT&T and MobiTV, Inc., a Delaware corporation, located at 6425 Christie Ave. Suite 500 Emeryville, CA California 94608 USA.

AT&T is willing to grant You a limited license to use the AT&T Development Tool Set to develop and test Your Applications on the terms and conditions set forth in this Agreement. Applications that meet AT&T’s Documentation and Program Requirements may be submitted for consideration by AT&T for distribution via the AT&T AppCenter. If submitted by You and approved by AT&T, Your Applications will be distributed through the AppCenter. If You would like to distribute Premium Applications, the terms of Exhibit A will apply. If You have Applications for use on Interactive Devices that operate on the Brew Mobile Platform and that You would like to have considered for distribution through the AppCenter, You will need to click through the AT&T Developer License Agreement (BMP) for such BMP Applications.

1. Acceptance and Changes.

1.1 Acceptance. In order to use the AT&T Development Tool Set and related services, You must first agree to this License Agreement. If You do not or cannot agree to this License Agreement, You are not permitted to use the AT&T Development Tool Set, any other materials on the Developer Site, or related services and should not download or use them.

You accept and agree to the terms of this License Agreement on Your own behalf and/or on behalf of Your company, organization or educational institution as its authorized legal representative, by doing either of the following: (a) checking the box displayed at the end of this Agreement if You are reading this on an AT&T website; or (b) clicking an “Agree” or similar button, where this option is provided by AT&T.

1.2 Changes. AT&T may change the terms of this Agreement or the Program Requirements at any time on a going forward basis upon written notice. Notice may be given to You by changing the applicable terms, guidelines, documentation, or other material posted on the Developer Site, by email, or by other means. New or modified terms will not apply retroactively to Applications already in distribution. You are not required to accept such changes, but Your continued performance under this Agreement, or use of the AT&T Development Tool Set or any other benefits under this Agreement, will constitute acceptance and AT&T will rely on that acceptance.

2. Definitions. Whenever capitalized in this Agreement:

“Agreement” means this AT&T Developer License Agreement, including the Exhibits thereto, all of which are incorporated by this reference.

“AppCenter Third Party Style Guides” means the style guides found at the Developer Site, including the Third Party Applications for Media Net, Media Mail and the Multimedia Storefront.

“AppCenter” means any electronic store and its storefronts branded, owned and/or controlled by AT&T or an AT&T Affiliate. The AppCenter is a non-exclusive retail channel for sale or distribution of applications and content, so You may distribute your applications through other sales outlets.

“Application” means one or more software programs developed by You for specific use with an Interactive Device, including bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of such software programs and any content delivered or made available through such software programs. For purposes of clarity, “Applications” include downloadable widgets that deliver content to End Users or that link off to mobile web sites.

“AT&T Affiliate” means any entity which, directly or indirectly, is controlled by AT&T Mobility LLC, or any partnership, joint venture, consortium or other such entity in which AT&T Mobility LLC or any of the entities controlled by or under common control with AT&T Mobility LLC (“AT&T Entities”) have any material form of ownership or any managerial interest. For purposes of this definition, “material form of ownership” shall be deemed to include partnerships, joint ventures, consortiums or other entities in which AT&T Mobility LLC or the AT&T Entities have at least a thirty percent (30%) ownership interest.

“AT&T Billing System” means the billing and reporting system offered by AT&T’s billing vendor (currently QPass) and used by AT&T for Premium Applications.

“AT&T Development Tool Set” collectively means the guidelines, documentation and other materials made available on AT&T’s Developer Site, including without limitation (a) the AppCenter Third Party Style Guides, (b) the AT&T Mobility Customer Experience Policy Amendment to MMA Best Practices and Guidelines for 3rd Party Content Providers (found at the Developer Site), (c) the Content Standards and Applications Guidelines, and (d) Documentation and any Updates to any of the foregoing that may be provided to You by AT&T.

“AT&T Location Information” means information collected by You, the Interactive Device or AT&T that is created by or derived, in whole or in part, from AT&T network including, for example, assisted GPS information and cell site identification information.

“AT&T Service” means the wireless data services delivered over AT&T’s wireless data network to End Users.

“AT&T User Data” means AT&T Location Information and all information collected by AT&T from End Users or collected by AT&T in connection with the End Users’ use of the Distributed Applications, including the following identification information: the Mobile Identification Number (MIN) issued by AT&T to identify an End User, the Network Access Identifier (NAI).

“AT&T Web/Wireless Interfaces” means the interfaces through which AT&T may present and distribute the Distributed Application to End Users.

“Authorized Developers” means Your employees and contractors, members or Your organization or, if You are an educational institution, Your faculty and staff, who each (a) has an active and valid registered developer account with AT&T, (b) has a demonstrable need to know or use the AT&T Development Tool Set in order to develop and test Applications, and (c) to the extent such individuals will have access to AT&T Confidential Information, has written and binding agreements with You to protect the unauthorized use and disclosure of such AT&T and third party confidential information.

“Client Download” means the client download portion of a Distributed Application.

“Content Standards and Applications Requirements” means the Content Standards and Applications Requirements & Guidelines found at the Developer Site.

“Delivery Period” means the period beginning on the Effective Date of the Agreement, and expiring on the last day of the Agreement or any renewal thereof; provided, however, that AT&T’s appointment as Your agent under Section 6.3 will survive expiration of the Agreement for a reasonable phase-out period not to exceed thirty (30) days.

“Developer Site” means the AT&T website for use by Application developers, located at http:://developer.att.com or such other site as to which AT&T may notify you in writing from time-to-time.

“Developer User Data” means identification and usage data provided by End Users to You or collected by You (but not from AT&T) in connection with an End User’s use of the Distributed Application. Developer User Data does not include AT&T Location Information.

“Documentation” means any technical or other specifications or documentation that AT&T may provide to You for use in connection with the AT&T Development Tool Set.

“Effective Date” means the original activation date of your Program account.

“End User” means any user of the AT&T Service who is qualified to access and use Distributed Applications.

“FOSS” (Free and Open Source Software) means any software that is subject to terms that, as a condition of use, copying, modification or redistribution, require such software and/or derivative works thereof to be disclosed or distributed in source code form, to be licensed for the purpose of making derivative works, or to be redistributed free of charge, including without limitation software distributed under the GNU General Public License or GNU Lesser/Library GPL.

“Intellectual Property Right” means any right that is or may be granted or recognized under any federal, state or local law regarding patents, copyrights, moral rights, trademarks, trade names, service marks, confidential information (including AT&T Confidential Information as defined herein), industrial designs, mask work, integrated circuit topography, privacy, publicity, celebrity and personality rights and any other statutory provision or common or civil law principle regarding intellectual and industrial property, whether registered or unregistered, and including rights in any application for any or the foregoing.

“Interactive Device” means any mobile device that enables End Users to access the AT&T Service and for which You provide the Distributed Application hereunder.

“Distributed Application” means any Application provided by You to AT&T, including any Third-Party Content therein, for transmission to End Users through the AppCenter that (a) meets and complies with all of the Documentation and Program Requirements, and (b) has been selected by AT&T for distribution.

“Distributed Application Information” means screen shots, images, artwork, icons and/or any other copyrighted text, descriptions, representations or information relating to a Distributed Application that You provide to AT&T for use under this Agreement.

“Premium Application” has the meaning set forth in Section 6.1.2.

“Program” means the application development, testing and distribution program contemplated in this Agreement.

“Program Requirements” mean the technical, human interface, design, product category, privacy protections, security, performance, and other criteria and requirements specified by AT&T, including but not limited to the current set of requirements set forth in Section 3.2, as they may be modified from time to time by AT&T in accordance with this Agreement.

“Provider Location Information” means location information collected directly by You from the End User (i.e., through a registration process that includes zip code entry). Provider Location Information may not be derived from, and does not include, AT&T Location Information.

“Term” means the period described in Section 7.1.

“Third-Party Content” means content of Distributed Applications that is owned by a third party.

“Updates” means bug fixes, updates, upgrades, modifications, enhancements, supplements, and new releases or versions of the AT&T Development Tool Set, or to any part thereof.

“Unsuitable Content” means content or Distributed Applications (including materials that are “hidden” or unlockable) that AT&T determines to violate the Content Standards and Applications Requirements.

“You” and “Your” means and refers to the person(s) or legal entity using the AT&T Development Tool Set or otherwise exercising rights under this Agreement. If You are entering into this Agreement on behalf of Your company, organization or educational institution, “You” or “Your” refers to your company, organization or educational institution as well.

3. Development.

3.1 AT&T Assistance and Development License.

3.1.1 Permitted Uses and Restrictions. Subject to the terms and conditions of this Agreement, AT&T hereby grants You during the Term, a limited, non-exclusive, personal, revocable, non-sublicensable and non-transferable license to:

(a) use and reproduce the AT&T Development Tool Set internally by You or Your Authorized Developers for the sole purpose of developing or testing Applications; and

(b) make and distribute a reasonable number of copies of the Documentation to Authorized Developers for their internal use only and for the sole purpose of developing or testing Applications.

3.1.2 No Other Permitted Uses. Except as otherwise set forth in this Agreement, You may not rent, lease, lend, upload to or host on any website or server, sell, redistribute, or sublicense the AT&T Development Tool Set or any services, in whole or in part, or to enable others to do so. You may not use the AT&T Development Tool Set or any services provided hereunder for any purpose not expressly permitted by this Agreement. You may not and You agree not to, or to enable others to, copy (except as expressly permitted under this Agreement), decompile, reverse engineer, disassemble, attempt to derive the source code of, modify, decrypt, or create derivative works of the AT&T Development Tool Set or any services provided by the AT&T Development Tool Set or otherwise provided hereunder, or any part thereof (except as and only to the extent any foregoing restriction is prohibited by applicable law or to the extent as may be permitted by licensing terms governing use of open-sourced components or sample code included with the AT&T Development Tool Set). You agree not to exploit any services provided hereunder in any unauthorized way whatsoever, including but not limited to, by trespass or burdening network capacity of the AT&T Service. If You breach any of the foregoing restrictions, You may be subject to prosecution and damages. All licenses not expressly granted in this Agreement are reserved and no other licenses, immunity or rights, express or implied are granted by AT&T, by implication, estoppel, or otherwise.

3.1.3 Updates; No Support or Maintenance. AT&T may extend, enhance, or otherwise modify the AT&T Development Tool Set or services provided hereunder at any time without notice, but AT&T will not be obligated to provide You with any Updates to the AT&T Development Tool Set. If Updates are made available by AT&T, the terms of this Agreement will govern such Updates, unless the Update is accompanied by a separate license in which case the terms of that license will govern. AT&T is not obligated to provide any maintenance, technical or other support for the AT&T Development Tool Set or services. You acknowledge that AT&T has no express or implied obligation to announce or make available any Updates to the AT&T Development Tool Set or to any services to anyone in the future. Should an Update be made available, it may have APIs, features, services or functionality that are different from those found in the AT&T Development Tool Set licensed hereunder or the services provided hereunder.

3.2 Program Requirements for Applications. Any Application developed using this AT&T Development Tool Set must meet all of the following minimal parameters and requirements, as they may be modified by AT&T from time to time:

3.2.1 User Interface and Data. Any form of user or device data collection, or image, picture or voice capture or recording performed by the Application (collectively “Recordings”), and any form of user data, content or information processing, maintenance, uploading, syncing, or transmission performed by the Application must comply with all applicable privacy laws and regulations as well as any AT&T requirements related to such aspects, including but not limited to any notice or consent requirements. In particular, a reasonably conspicuous audio, visual or other indicator must be displayed to the user as part of the Application to indicate that a Recording is taking place.

3.2.2 Content and Materials.

(a) You must, at all times, comply with the requirements contained in the AT&T Development Tool Set.

(b) Any master recordings and musical compositions embodied in Your Application must be wholly-owned by You or licensed to You on a fully paid-up basis and in a manner that will not require the payment of any fees, royalties and/or sums by AT&T to You or any third party. As between You and AT&T, You are solely responsible, on a through to the end user basis, for (i) all fees, royalties and other amounts of any kind or nature payable to record companies, artists and all other royalty participants resulting from sales and other permitted exploitation of the Applications in accordance with this Agreement, (ii) all mechanical royalties, public performance royalties and all other amounts of any kind or nature payable to publishers or other owners of copyrighted musical compositions, spoken word any other materials embodied in the Applications, (iii) all fees, royalties and other amounts of any kind or nature payable to artists, celebrities and other third parties in connection with the use of their names, images, voices, and likenesses as part of the Application, (iv) all payments that may be required under union or guild connective bargaining agreements with respect to the Applications and the use thereof in accordance with this Agreement, and (v) any and all other royalties, fees or other amounts required to be paid to any and all third parties with respect to the use and exploitation of the Applications in accordance with this Agreement.

(c) If Your Application includes or will include any content other than the content described in Section 3.2.2(b), above, You must either own all such content or have permission from the content owner to use it in Your Application.

(d) Applications may not contain Unsuitable Content.

(e) Applications may not contain any malware, malicious or harmful code, program, or other internal component (e.g. computer viruses, trojan horses, “backdoors”) which could damage, destroy, or adversely affect any part of the AT&T Service or other software, firmware, hardware, data, systems, or services.

(f) If Your Application includes any FOSS, You must comply with all applicable FOSS licensing terms. You also agree not to use any FOSS in the development of Your Application in such a way that would cause the non-FOSS portions of the AT&T Development Tool Set to be subject to any FOSS licensing terms or obligations.

3.2.3 Health, Medical and Related Apps. You must fulfill any applicable regulatory requirements, including full compliance with all applicable laws, regulations, and policies related to the manufacturing, marketing, sale and distribution of Your Application in the United States, and in particular the requirements of the U.S. Food and Drug Administration (“FDA”), and the laws, regulations and policies of any other applicable regulatory bodies in any countries or territories where You use or make Your Application available. However, You agree that You will not seek any regulatory marketing permissions or make any determinations that may result in the AT&T Service or any other AT&T products being deemed regulated or that may impose any obligations or limitations on AT&T. By submitting Your Application to AT&T for selection for distribution via the AppCenter, You represent and warrant that You are in full compliance with any applicable laws, regulations, and policies, including but not limited to all FDA laws, regulations and policies, related to the manufacturing, marketing, sale and distribution of Your Application in the United States. You must also market Your Application only for its cleared or approved intended use/indication for use, and only in strict compliance with applicable regulatory requirements. You will promptly notify AT&T of any complaints or threats of complaints regarding Your Application in relation to any such regulatory requirements, in which case AT&T may remove Your Application from the AppCenter.

3.2.4 High Bandwidth Data Applications. Applications must not, in AT&T’s judgment, excessively use or unduly burden network capacity or bandwidth. Subject to the foregoing, Applications that enable or permit transmission of large volumes of data must comply with AT&T’s requirements set forth in the Content Standards and Applications Requirements, upon the terms and conditions set forth therein. You are responsible for determining the applicability of these requirements to Your Application and for complying with then. For large data applications that comply with this Section 3.2.4, Your Application must provide such warnings to End Users regarding data usage as AT&T may prescribe.

3.2.5 Additional Services. From time to time, AT&T may provide access to additional services for You to use in connection with Your Applications. Some of these additional services may be subject to separate terms and conditions in addition to this Agreement. If You elect to use such services, Your usage will also be subject to those separate terms and conditions. AT&T makes no representation that such services are appropriate or available for use in any particular location. To the extent You choose to access such services, You do so at Your own initiative and are responsible for compliance with any applicable laws, including but not limited to applicable local laws. Certain services made accessible to You through the AT&T Development Tool Set may be provided by third parties. You acknowledge that AT&T will not have any liability or responsibility to You or any other person (including to any End User) for any third-party services or for any AT&T services. AT&T and its developers reserve the right to change, suspend, remove, or disable access to any services at any time. In no event will AT&T be liable for the removal of or disabling of access to any such services.

3.2.6 Your Responsibility. You must manage, operate, renew, create, delete, edit and otherwise control any and all aspects of the Distributed Application in Your sole and absolute discretion.

3.3 Digital Certificates.

3.3.1 Representations. You represent and warrant to AT&T that: (a) You will not take any action to interfere with the normal operation of any AT&T-issued digital certificates; (b) You are solely responsible for preventing any unauthorized person from having access to Your digital certificates and responsible and corresponding private keys and You will use best efforts to safeguard Your digital certificates and corresponding private keys from compromise; (c) You will immediately notify AT&T in writing if You have any reason to believe there has been a compromise of any of Your digital certificates or corresponding private keys; (d) You will not provide or transfer AT&T-issued digital certificates provided under this Program to any third party, nor use Your digital certificate to sign a third party’s application; and (e) You will use AT&T-issued certificates provided under this Program, if applicable, exclusively for the purpose of signing Your Applications for testing and/or submission to AT&T, and only in accordance with this Agreement.

3.4 Compliance. You will ensure that the licensing terms governing Your Application, or governing any third party code or FOSS included in Your Application, will be consistent with and not conflict with the digital signing or content protection aspects of the Program or any of the terms, conditions or requirements of the Program or this Agreement. In particular, such licensing terms will not purport to require AT&T (or its agents) to disclose or make available any of the keys, authorization codes, methods, procedures, data or other information related to security, digital signing or digital rights management mechanisms utilized as part of the Program. If You discover any such inconsistency or conflict, You will immediately notify AT&T of it and will cooperate with AT&T to resolve such matter. AT&T may immediately cease distribution of any affected Distributed Applications and refuse to accept any subsequent Application submissions from You until such matter is resolved to AT&T’s reasonable satisfaction.

3.5 SMS and MMS. You agree that you will only send SMS and MMS messages through Your Licensed Application using an AT&T-approved messaging aggregator.

4. Application Submission and Selection.

4.1 Submission to AT&T.

4.1.1 Process. You may submit Your Application for consideration by AT&T for distribution via the Developer Site once You decide that Your Application has been adequately tested and is complete. By submitting Your Application, You represent and warrant that Your Application compiles with the Documentation and Program Requirements then in effect. You will not attempt to hide, misrepresent or obscure any features, content, services or functionality in Your submitted Applications from AT&T’s review or otherwise hinder AT&T from being able to fully review such Applications, All submitted Applications are subject to such testing and acceptance by AT&T or its vendors as AT&T may determine in its discretion, and You will provide such materials and information and otherwise assist AT&T in this testing as AT&T may request. Without limiting the foregoing, if You are a legal entity AT&T may, at its discretion, require that You provide evidence of your legal status and good standing.

4.1.2 Information and Insurance. You agree to cooperate with AT&T in the submission process and to answer questions and provide information and materials reasonably requested by AT&T regarding Your submitted Application, including insurance information You may have relating to Your Application, the operation of Your business, or Your obligations under this Agreement. AT&T may require You to carry certain levels of insurance for certain types of Applications and name AT&T as an additional insured.

4.1.3 Changes. If You make any material changes to an Application (including to any functionality made available through use of the AT&T Billing System) after submission to AT&T, You must resubmit the Application to AT&T. All bug fixes, updates, upgrades, modifications, enhancements, supplements to, revisions, new releases and new versions of Your Application must be submitted to AT&T for review in order for them to be considered for distribution via the AppCenter. If Your Application is accepted for distribution via the AppCenter, You agree that AT&T may use Your Application for the purpose of compatibility testing of Your Application with the AT&T Service, for finding and fixing bugs and for purposes of providing other information to You (e.g. crash logs).

4.2 AT&T’s Discretion. You understand and agree that AT&T may, in its sole discretion:

(a) determine that Your Application does not meet all or any part of the Documentation or Program Requirements;

(b) reject Your Application for distribution for any reason, even if Your Application meets the Documentation and Program Requirements; or

(c) Select Your Application for distribution via the AppCenter.

AT&T will not be responsible for any costs, expenses, damages, losses (including without limitation lost business opportunities or lost profits) or other liabilities You may incur as a result of Your Application development, use of the AT&T Development Tool Set, use of any services, or participation in the Program, including without limitation the fact that Your Application may not be selected for distribution. You will be solely responsible for developing Applications that are safe, free of defects in design and operation, and comply with applicable laws and regulations. The fact that AT&T may have reviewed, tested, approved or selected an Application, or has the right to do so, will not relieve You of any of these responsibilities.

4.3 License. You hereby grant to AT&T, AT&T Affiliates, and their distributors a non-exclusive, irrevocable (except as set forth in this Agreement) right and license during the Term to: (i) market and promote the Distributed Application; (ii) distribute (and sub-license their distributors to distribute) the Distributed Application; (iii) permit End Users to use the Distributed Application on Interactive Devices and (iv) use, reproduce, perform, distribute, display and demonstrate the Distributed Application as is reasonably necessary in performing any of the activities contemplated or exercising any of the rights granted under this Agreement.

4.4 Unsuitable Content; AT&T Pull-Down Right. You must ensure that the Application does not contain any Unsuitable Content. Without limiting its other rights or remedies, AT&T may immediately and without notice cease distribution of Your Distributed Application(s) and/or Distributed Application Information, or immediately and without notice remove or disable access to any Third-Party Content, at any time in its discretion. By way of example only AT&T might choose to do this if at any time:

(a) Any of Your digital certificates or corresponding private keys, if applicable, have been compromised or AT&T has reason to believe that either has been compromised;

(b) AT&T has been notified or otherwise has reason to believe that Your Application violates, misappropriates, or infringes the rights of a third party or of AT&T;

(c) AT&T has reason to believe that Your Application contains malicious or harmful code, malware, programs or other internal components (e.g. software virus);

(d) AT&T has reason to believe that Your Application damages, corrupts, degrades, destroys or otherwise adversely affects the devices it operates n, or any other software, firmware, hardware, data, systems, or networks accessed or used by the Application;

(e) You breach any term or condition of this Agreement;

(f) Any information or document provided by You to AT&T is false or inaccurate;

(g) Any representation, warranty or certification provided by You to AT&T in this Agreement is untrue or inaccurate;

(h) AT&T is required by law, regulation or other governmental or court order to take such action;

(i) You misuse or overburden AT&T’s wireless data network or any services provided hereunder;

(j) AT&T has reason to believe in its discretion that such action is prudent or necessary.

4.5 Termination of Distributed Application.

4.5.1 Withdrawal. if You no longer have the legal right to distribute the Distributed Applications, or to authorize AT&T to allow access to those Distributed Applications by End Users, in accordance with this Agreement you will immediately withdraw such Distributed Applications from the App Center by (a) using an automated tool to do so if provided by AT&T, or (b) through the Developer Site. If withdrawal is accomplished through the Developer Site, AT&T will reasonably promptly remove such Distributed Applications from the AppCenter (but AT&T will have no obligation to withdraw Distributed Applications already downloaded by End Users). Withdrawal by You under this Section will not relieve You of any of Your obligations to AT&T, or any liability to AT&T and/or any End User with respect to those Distributed Applications withdrawn. You may withdraw any or all of the Distributed Applications from the AppCenter, at any time, and for any reason.

4.5.2 Download Termination. AT&T reserves the right to cease allowing download by End Users of the Distributed Applications at any time, with or without cause, by providing notice of termination to You. Without limiting the generality of this Section, You acknowledge that AT&T may cease allowing download by End Users of some or all of the Distributed Applications if AT&T reasonably believes that those Distributed Applications and/or any End User’s possession and/or use of those Distributed Applications, infringe the Intellectual Property Rights party.

5. Location Based Services. The following provisions apply if Your Distributed Application of any Advertisements (defined in Exhibit C) delivered through Your Distributed Application include use of Provider Location Information or AT&T Location Information (together referred to as “Location Information”) (“Location Based Services”). All Location Based Services must comply with AT&T’s LBS Developer’s section of the Content Standards and Applications Requirements and any other rules concerning such services posted on the Developer Site.

5.1 No Tracking. Except with AT&T’s prior written consent, Your Application may not allow End Users to be passively or automatically located i.e., “tracked,” by any third party. For example, Your Application may access the location of an Interactive Device that has requested a navigation service, but Your Application may not provide a “family finder” or “friend finder” or similar feature that would allow a third party to passively track an Interactive Device.

5.1.1 Trusted Certificate. Certain Location Based Services delivered to “feature phones,” must maintain “AT&T Trusted” certificates. In that regard, such Location Based Services must comply with such standards and requirements as AT&T may impose to maintain an “AT&T Trusted” certificate.

5.2 Location Information. You acknowledge that Location Information is sensitive End User personal information. You may not collect, use or disclose Location Information in connection with Your Location Based Service other than as specifically provided in this Agreement and only in accordance with the required disclosures below. You may not use AT&T Location Information for any purpose other than delivering Your Location Based Service. Without limiting the generality of the immediately preceding sentence, you may not anonomyze, aggregate and re-use or distribute any AT&T Location Information. Your obligations under this Section 5.2 with respect to AT&T Location Information will survive termination or expiration of this Agreement. Before you may use or collect Location Information, You must disclose to the End User, at a minimum (a) what Location Information is collected and how it will be used by You, (b) the identity of the party collecting the Location Information, (c) whether Location Information is shared with third parties, (d) how long Location Information will be retained, and (e) what security measures are in place to protect the Location Information. Your Location Based Service may not access Location Information directly or through your API’s unless Your Location Based Service is first initiated by an End User. Your Application may not unilaterally initiate a Location Based Service. You agree not to store Location Information any longer than necessary to provide the Location Based Service. You further agree that AT&T is the preferred provider of Location Information derived from the AT&T network (e.g., cell site location). You agree that Your Location Based Service will not use Location Information derived from the AT&T network obtained from a third-party source (e.g., an aggregator of location information) without AT&T’s prior written approval.

5.3 Audit. AT&T, at its expense, and upon reasonable advance written notice to You, has the right to examine or audit, during reasonable business hours, Your records and physical plant on an annual basis in order to verify compliance with the provisions in this Section 5. Any such audit must be conducted, to the extent possible, in a manner that does not interfere with Your ordinary business operation and AT&T will comply with Your customary security and confidentiality procedures in connection therewith.

6. Distribution, Pricing and Marketing.

6.1 Delivery of Distributed Applications via the AppCenter; Billings and Collections. .

6.1.1 Free Applications. If You would like AT&T and/or an AT&T Affiliate to deliver Your Distributed Application to End Users for free (no charge), then You, hereby appoint AT&T as Your agent pursuant to the terms of Section 6.4, for Distributed Applications designated by You as free of charge applications.

6.1.2 Premium Applications. Exhibit A will apply if Your Application qualifies as a Distributed Application and You intend to charge End Users a fee of any kind for, or within, Your Distributed Application through the use of the AT&T Billing System (“Premium Applications”).

6.1.3 Billing and Collections. AT&T will be the sole and exclusive provider of billing and collection services with respect to the Distributed Applications. Premium Applications will be billed on a Billing-On-Behalf-Of basis (“BOBO”). You may not provide, offer or enable, except with the express written consent of AT&T, any billing mechanism other than BOBO with respect to Premium Applications and/or programs, content or applications made available through Premium Applications, or any mobile banking, bill presentment, bill payment, money transfer, peer-to-peer payment or fending, credit, debit or stored value payment services (such as PayPal). AT&T shall bill and collect BOBO charges for End Users as Your authorized delegate for such purposes. In that regard, payment to AT&T by an End User of BOBO charges will extinguish such End User’s payment obligation to You. You acknowledge and agree that the purchase of Premium Applications may be subject to monthly or other incremental limitations on purchases by End Users as established by AT&T in its sole discretion (“End User Limitations”). In addition, you agree that AT&T may credit End Users with the amount of any charge for Premium Applications which is disputed by the End User and that AT&T may, upon request of an End User, terminate a subscription to any Distributed Application.

6.1.4 Application Pricing. If Your Application qualifies as a Distributed Application you may set the price (including free) for such Application, subject to the End User Limitations, such technical parameters as AT&T may impose and the Minimum Revenue Share (as defined in Exhibit A-1) per Premium Application and per each item of content, information and/or program sold through your Premium.

6.2 Program Fees. As of the date hereof, AT&T does not charge annual or renewal fees with respect to the Program. AT&T reserves the right to charge such fees on thirty (30) days’ written notice to You. In such case, if You no longer want to participate in the Program, You may terminate this Agreement on thirty (30) days’ written notice to AT&T.

6.3 Hosting.

6.3.1 By AT&T. AT&T will create, design, edit, manage, host and otherwise control the presentation of the AT&T Web/Wireless Interfaces at its sole cost and expense. AT&T will host the presentation of the Distributed Application through the AT&T Web/Wireless Interfaces designed and maintained by AT&T. AT&T will have sole responsibility to deliver the Client Download to the End Users’ Interactive Devices at its sole cost and expense.

6.3.2 By You. Except for the Client Download, You are responsible at your sole expense for hosting all aspects of the Distributed Application You agree to support all Premium Applications for as long as End Users continue to subscribe for such applications, including by providing proper levels of hosting, service, maintenance and content delivery.

6.4 Appointment of Agent.

6.4.1 Appointment. You hereby appoint AT&T as Your agent for the delivery of the Distributed Applications to End Users, during the Delivery Period. You hereby acknowledge that AT&T will deliver the Distributed Applications to End Users or You and on Your behalf.

6.4.2 Authorizations. In furtherance of AT&T’s appointment, You hereby authorize and instruct AT&T to:

(a) solicit and obtain orders on Your behalf for Distributed Applications from End Users;

(b) provide hosting services to You, in order to allow for the storage of, and End User access to, the Client Download;

(c) make copies of, format, and otherwise prepare Distributed Applications for acquisition and download by End Users;

(d) allow End Users to access copies of the Distributed Applications, so that End Users may acquire from You and electronically download those Distributed Applications, Distributed Application Information, and associated metadata to End Users through one or more AppCenters;

(e) use (i) screen shots and/or up to 30 second excerpts of the Distributed Applications; (ii)

trademarks and logos associated with the Distributer Applications: and (iii) Distributed Application Information, for promotional purposes in marketing materials, excluding those portions of the Distributed Applications, trademarks or logos, or Distributed Application Information which You do not have the right to use for promotional purposes, and which You identify in writing at the time that the Distributed Applications are delivered by You to AT&T, and use images and other materials that You may provide to AT&T, at AT&T’s reasonable request, for promotional purposes in marketing materials; and

(f) otherwise use Distributed Applications, Distributed Application Information and associated metadata as may be reasonably necessary in the delivery of the Distributed Applications in accordance with this Section.

6.5 Free Applications. If You elect to charge no fee to End Users for Your Distributed Application, You further agree that Your Distributed Applications delivered to AT&T will be made available by AT&T for download by End Users at no charge and that AT&T will have no duty to collect any fees for the Distributed Applications for any End User and will have no payment obligation to You with respect to any of those Distributed Applications under this Agreement. You agree that any marketing or advertising around “free” Distributed Applications will comply with applicable laws and the MMA Best Practices Guide.

6.6 Relationship. The parties acknowledge and agree that their relationship under this Section is, and will be, that of principal and agent, and that You, as principal, are, and will be, solely responsible for any and all claims and liabilities involving or relating to, the Distributed Applications. The parties acknowledge and agree that Your appointment of AT&T as its agent under this Section is non-exclusive.

6.7 Delivery of the Distributed Applications to AT&T. You will deliver to AT&T, using the Developer Site, the Distributed Applications, Distributed Application Information and associated metadata, in a format and manner prescribed by AT&T.

6.8 EULA. You must include an end user license agreement (“EULA”) with your Distributed Application and Your EULA must include and may not be inconsistent with the minimum terms and conditions specified in Exhibit B to this Agreement and must comply with all applicable laws. An example EULA is included in the AT&T Development Tool Set. The EULA for each of the Distributed Applications is solely between You and the End User and AT&T will not be responsible for, and will not have any liability whatsoever under, any EULA or any breach by You or any End User of any of the terms and conditions of any EULA.

6.9 Responsibility and Liability.

6.9.1 AT&T. AT&T will have no responsibility for the installation and/or use of any of the Distributed Applications by any End User. You will be solely responsible for any and all product warranties and product support with respect to each of the Distributed Applications.

6.9.2 You. You will be solely responsible for, and AT&T will have no responsibility or liability whatsoever with respect to any and all claims, suits, liabilities, losses, damages, costs and expenses arising from, or attributable to, the Distributed Applications and/or the use of those Distributed Applications by any End User, including, but not limited to: (i) claims of breach of warranty, whether specified in the EULA or established under applicable law; (ii) product liability claims; and (iii) claims that any of the Distributed Applications, or any content delivered thereby, and/or the End User’s possession or use of those Distributed Applications infringes the copyright or other Intellectual Property Rights of any party.

6.10 Marketing.

6.10.1 Promotions.

(a) AT&T may, in its discretion, create, implement and administer direct marketing and promotional campaigns promoting the availability of the Distributed Application on the AT&T Service both to existing and potential End Users. Nothing in this Section commits AT&T to include references to the Distributed Application in any marketing efforts for the AT&T Service. (b) You may, in Your discretion, engage in a marketing campaign to promote the Distributed Application. Nothing in this Section commits You to include references to the AT&T Service in any marketing efforts for the Distributed Application. You may not, in any other respect, issue or distribute for publication any press release or other advertising or publicity materials mentioning or implying the name of AT&T or any of its personnel, unless prior written consent is granted by AT&T, in its discretion.

6.10.2 Use of Marks.

(a) AT&T may in its sole discretion, permit you to use AT&T Marks in connection with the marketing and promotion of the availability of the Distributed Application through the AT&T Service. If AT&T gives you separate written permission to use AT&T’s Marks for such purpose, AT&T grants You a limited, non-exclusive, non-transferable (with no right to sub-license) license to use reproduce, publish, display, distribute and transmit AT&T Marks for such permitted purpose. You may not use any of the AT&T Marks for any other purpose without AT&T’s prior written consent. All uses of AT&T Marks must comply with AT&T’s applicable usage guidelines.

(b) You hereby grant AT&T a limited, non-exclusive, non-transferable (with no right to sub-license) license to use, reproduce, publish, display, distribute and transmit Developer Marks in connection with the marketing and promotion of the AT&T Service (including the availability of the Distributed Application therein), as permitted herein. AT&T may not use any Developer Marks for any other purpose without Your prior written consent.

6.11 User Data.

6.11.1 Privacy. As between the parties, all AT&T User Data will be owned by AT&T and all Developer User Data will be owned by You. The data collected by a party from End Users will be subject to that party’s standard privacy policies and the security, privacy and confidentiality provisions contained in this Agreement. In the event that AT&T and You independently collect the same piece of data from End Users, each party will treat such data as it treats its own End User information under the terms of this Agreement. At a minimum each party’s privacy policy will disclose (a) what customer information (“CI”) is collected and how it will be used by that party, (b) the identity or the party collecting the CI, (c) whether CI is shared with third parties, (d) the use of any tracking technology, if permitted, and (e) what security measures are in place to protect the CI.

6.11.2 Permitted Use.

(a) You may use AT&T User Data only to perform Your obligations under this Agreement. You will not use any AT&T User Data for direct marketing or promotions to Users. You will not distribute AT&T User Data to any third party without the prior written approval of AT&T.

(b) AT&T will use Developer User Data only to perform its obligations under this Agreement. AT&T will not use any Developer User Data for direct marketing or promotions to Users. AT&T will not distribute Developer User Data to any third party without Your prior written approved.

6.12 Diversion of AT&T Customers. At all times during the Term of this Agreement and afterwards, neither You nor any successor entity or permitted assignee may use any AT&T User Data or any information regarding the identity of AT&T’s customers or the usage or habits of End Users of the Distributed Application, to solicit, divert, or attempt to divert any such customer or End User from patronizing the AT&T Service.

6.13 Security.

6.13.1 General. You agree to use best efforts to maintain the security and integrity of AT&T’s network and AT&T’s customers in connection with the Distributed Application, including but not limited to, by implementing procedures to prevent You or third parties who use the Distributed Application from sending or transmitting unsolicited data or messages to AT&T’s customers or sending viruses, Trojan horses or other malware or a number of messages that unreasonably burdens AT&T’s network. You will immediately notify AT&T if You know or have reason to know that any such unsolicited data, messages or viruses are being sent to AT&T’s customers in connection with the Distributed Application and You will use Your best efforts to prevent and/or block any such unsolicited data, messages or viruses from being sent to AT&T’s customers.

6.14 Customer Care. AT&T is responsible for customer care for billing issues. You are solely responsible for technical and all other support in connection with Your Distributed Application.

6.15 Advertising. You may display advertisements in or in connection with the Distributed Application, but only on the terms and conditions set forth in Exhibit C.

7. Term and Termination.

7.1 Term. The Term of this Agreement will extend until the one year anniversary of the Effective Date, unless sooner terminated in accordance herewith (“Initial Term”). After the expiration of the Initial Term, this Agreement will be automatically extended for successive one month terms (each, a “Renewal Term”) until either party gives thirty (30) days written notice of non-renewal. The Initial Term and any Renewal Term are collectively referred to as the “Term.”

7.2 Termination.

7.2.1 Cause. This Agreement and all rights and licenses granted by AT&T hereunder and any services provided hereunder will terminate, effective immediately upon notice from AT&T:

(a) if You or any of Your Authorized Developers fail to comply with any term of this Agreement and fail to cure such breach within 30 days after becoming aware of or receiving notice of such breach;

(b) in the event of the circumstances described in the subsection entitled “Severability” below;

(c) if You, at any time during the Term, commence an action for patent infringement against AT&T;

(d) if You become insolvent, fail to pay Your debts when due, dissolve or cease to do business, file for bankruptcy, or have filed against You a petition in bankruptcy; or

(e) if You engage, or encourage others to engage, in any misleading, fraudulent, improper, unlawful or dishonest act relating to this Agreement, including, but not limited to, misrepresenting the nature of Your submitted Application (e.g., hiding or trying to hide functionality from AT&T’s review).

7.2.2 Convenience. Either party may terminate this Agreement for its convenience, for any reason or no reason, effective 30 days after providing the other party with written notice of its intent to terminate.

7.3 Effect of Termination. Upon the termination of this Agreement for any reason, You agree to cease all use of the AT&T Development Tool Set and services immediately and erase and destroy all copies, full or partial, of the AT&T Development Tool Set and any information pertaining to the services and all copies of AT&T Confidential Information in Your and Your Authorized Developers’ possession or control. At AT&T’s request, You agree to provide written certification of such destruction to AT&T. Upon the expiration of the Delivery Period, all Distributed Applications and Distributed Application Information in AT&T’s possession or control will be deleted or destroyed within a reasonable time thereafter, excluding any archival copies maintained in accordance with AT&T’s standard business practices or required to be maintained by applicable law, rule or regulation. The following provisions will survive any termination of this Agreement: Sections 5.2, 6.9-6.12, 7-9, and 10.8. For the avoidance of doubt, upon any termination of this Agreement, You may not make available any content, functionality, or services through the use of the AT&T Billing System. AT&T will not be liable for compensation, indemnity, or damages of any sort as a result of terminating this Agreement in accordance with its terms, and termination of this Agreement will be without prejudice to any other right or remedy AT&T may have, now or in the future.

8. Intellectual Property Rights.

8.1 AT&T. As between AT&T and You, AT&T reserves and retains all right, title, and interest, including but not limited to all Intellectual Property Rights in the AT&T Development Tool Set, AT&T Web/Wireless Interfaces, AT&T Marks, the AT&T Service, and any materials, software, data or other information of AT&T (correctively, “AT&T IP”). You agree to cooperate with AT&T to maintain AT&T’s ownership of the AT&T IP and, to the extent that You become aware of any claims relating to the AT&T IP, You will use reasonable efforts to promptly provide notice of any such claims to AT&T. No title to or ownership of any of these Intellectual Property Rights is transferred to You or any other Person under this Agreement, and no license to AT&T IP is granted under this Agreement other than as expressly provided in Section 3.1.1, above. As between the parties, AT&T retains all Intellectual Property Rights and all other right, title, and interest in and to the AT&T IP. You obtain no right to use AT&T Intellectual Property Rights beyond the term of this Agreement.

8.2 Developer. As between AT&T and You, You reserve and retain all right, title and interest, including but not limited to all Intellectual Property Rights in Your Applications (except to the extent containing any part of the AT&T Development Tool Set) and no title to or ownership of any of Your Applications is transferred to AT&T or any other Person under this Agreement. As between the parties, You retain all Intellectual Property Rights in and to the Developer Marks. AT&T obtains no right to use Your Intellectual Property Rights beyond the term of this Agreement.

8.3 Confidentiality. This Agreement and the parties’ performance hereunder are subject to the Non-Disclosure Agreement provided by AT&T and accepted by You as part of the registration process for the Program.

8.3.1 Information Submitted to AT&T Not Deemed Confidential. AT&T works with many application and software developers and some of their products may be similar to or compete with Your Applications. AT&T may also be developing its own similar or competing applications and products or may decide to do so in the future. To avoid potential misunderstandings, AT&T cannot agree, and expressly disclaims, any confidentiality obligations or use restrictions, express or implied, with respect to any information that You may provide in connection with this Agreement or the Program, including information about Your Application, Distributed Application Information and metadata (such disclosures will be referred to as “Developer Disclosure”). You agree that any such Developer Disclosures will be non-confidential. AT&T will be free to use and disclose any Developer Disclosures on an unrestricted basis without notifying or compensating You. You release AT&T from all liability and obligations that may arise from the receipt, review, use, or disclosure of any portion of any Developer Disclosures. Any physical materials You submit to AT&T will become AT&T property and AT&T will have no obligation to return those materials to You or to certify their destruction.

8.4 Further Assurances. Each party will take, at the other party’s expense, such action (including, without limitation, execution of affidavits or other documents) as the other party may reasonably request to effect, perfect, or confirm such other party’s ownership interests and other rights as set forth in this Section 8.

9. General.

9.1 Your Representations. You represent, warrant and covenant to AT&T that:

(a) You are of the legal age of majority in the jurisdiction in which You reside (at least 18 years of age in many countries) and have the right and authority to enter into this Agreement on Your own behalf, or if You are entering into this Agreement on behalf of Your company, organization or educational institution, that You have the right and authority to legally bind Your company, organization or educational institution to the terms and obligations of this Agreement;

(b) All Information provided by You to AT&T or Your End Users in connection with this Agreement or Your Application will be current, true, accurate and complete and, with regard to information You provide to AT&T, You will promptly notify AT&T of any changes to such information;

(c) You will monitor and be responsible for Your Authorized Developers’ use of the AT&T Development Tool Set and services and their compliance with the terms of this Agreement;

(d) You will be solely responsible for all costs, expenses, losses and liabilities incurred, and activities undertaken by You and Authorized Developers in connection with the AT&T Development Tool Set and services, Your Applications and Your related development and distribution efforts, including, but not limited to, any related development efforts, network and server equipment, Internet service(s), or any other hardware, software or services used by You in connection with Your use of any services;

(e) You own or control the necessary rights in order to appoint AT&T as Your agent for the delivery of Your Distributed Applications, and that the fulfillment of such appointment by AT&T will not violate or infringe the rights, including any Intellectual Property Rights, of any third party;

(f) Your performance hereof and Your Distributed Application do not and will not violate any applicable law, regulation or; and

(g) You will not act in any manner which conflicts or interferes with any existing commitment or obligation You may have and no agreement previously entered into by You will interfere with Your performance of Your obligations under this Agreement.

9.2 Use of the AT&T Development Tool Set. As a condition to using the AT&T Development Tool Set and any services, You warrant and covenant that:

(a) You will only use the AT&T Development Tool Set and any services for the purposes and in the manner expressly permitted by this Agreement and in accordance with all applicable laws and regulations;

(b) Your Application and Distributed Application Information do not and will not violate, misappropriate, or infringe any AT&T or third party Intellectual Property Rights (including musical composition or performance rights, video rights, photography or image rights, logo rights, third party data rights, etc. for content and materials that may be included in Your Application); and

(c) You will not, through use of the AT&T Development Tool Set, services or otherwise, create any Application or other program that would disable, hack or otherwise interfere with any security, digital signing, digital rights management, verification or authentication mechanisms implemented in or by the AT&T Development Tool Set, any services or other AT&T software or technology, or enable others to do so.

9.3 Indemnification.

(a) You agree to indemnify and hold harmless, and upon AT&T’s request, defend, AT&T, its Affiliates, and their respective directors, officers, employees, independent contractors and agents (each an “AT&T Indemnified Party”) from any and all claims, losses, liabilities, damages, taxes, expenses and costs, including without limitation, attorneys’ fees and court costs (collectively, “Losses”), incurred by an AT&T Indemnified Party and arising from or related to any of the following: (i) Your breach of any certification, covenant, obligation, representation or warranty in this Agreement; (ii) any claims that Your Application, or the distribution, sale, offer for sale, use or importation of Your Distributed Application Information, metadata or related trademarks and logos, or images and other materials that You provide to AT&T under this Agreement (whether alone or in combination with any software, services (including, without limitation, wireless services), products, materials, content, or information (regardless of the provider of any of the foregoing)) , violates, infringes or misappropriates any third party Intellectual Property Rights; (iii) Your breach of any of Your obligations under the EULA for Your Distributed Application; (iv) AT&T’s permitted use, promotion or delivery of Your Distributed Application, Distributed Application Information, metadata, related trademarks and logos, or images and other materials that You provide under this Agreement; or (v) Your use of the AT&T Development Tool Set or services, Your Application, Distributed Application Information, metadata, or Your development and distribution of any Application.

(b) You acknowledge that neither the AT&T Development Tool Set nor any services are intended for use in the development of Applications in which errors or inaccuracies in the content, functionality, services, data or information provided by the Application or the failure of the Application, could lead to death, personal injury, or severe physical or environmental damage, and, to the extent permitted by law, You hereby are to indemnify, defend and hold harmless each AT&T Indemnified Party from any Losses incurred by such AT&T Indemnified Party by reason of any such use.

(c) In no event may You enter into any settlement or like agreement with a third party that affects AT&T’s rights or binds AT&T in any way, without the prior written consent of AT&T.

9.4 No AT&T Warranty.

9.4.1 Changes. The AT&T Development Tool Set may contain inaccuracies or errors that could cause failures or loss of data and it may be incomplete. AT&T may provide or make available through the AT&T Development Tool Set or as part of the Program, certain web-based applications, certificate-issuance services, AppCenter services or other services for Your use (collectively the “Services” for purposes of this Section). AT&T and its developers reserve the right to change, suspend, remove, or disable access to any services at any time without notice. In no event will AT&T or its developers be liable for the removal of or disabling of access to any such Services. AT&T or its developers may also impose limits on the use of or access to certain Services, in any case and without notice or liability.

9.4.2 Disclaimers. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT USE OF THE AT&T DEVELOPMENT TOOL SET, THE AT&T SERVICE AND ANY SERVICES IS AT YOUR SOLE RISK AND THAT THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IS WITH YOU. THE AT&T DEVELOPMENT TOOL SET, AT&T SERVICE AND ANY SERVICES ARE PROVIDED “AS IS” AND “AS AVAILABLE”, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, AND AT&T, AT&T’S AGENTS AND AT&T’S DEVELOPERS (COLLECTIVELY REFERRED TO AS “AT&T” FOR THE PURPOSES OF SECTIONS 9.4.2 AND 9.4.3) HEREBY DISCLAIM ALL WARRANTIES AND REPRESENTATIONS WITH RESPECT TO THE AT&T DEVELOPMENT TOOL SET, AT&T SERVICE AND SERVICES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, TIMELINESS, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. AT&T DOES NOT WARRANT AGAINST INTERFERENCE WITH YOUR ENJOYMENT OF THE AT&T DEVELOPMENT TOOL SET OR SERVICES, THAT THE AT&T DEVELOPMENT TOOL SET OR SERVICES WILL MEET YOUR REQUIREMENTS, THAT THE OPERATION OF THE AT&T DEVELOPMENT TOOL SET, THE AT&T SERVICE OR THE PROVISION OF SERVICES WILL BE UNINTERRUPTED, TIMELY, SECURE OR ERROR-FREE, THAT DEFECTS OR ERRORS IN THE AT&T DEVELOPMENT TOOL SET, AT&T SERVICE OR SERVICES WILL BE CORRECTED, OR THAT THE AT&T DEVELOPMENT TOOL SET, AT&T SERVICE OR SERVICES WILL BE COMPATIBLE WITH FUTURE AT&T PRODUCTS, SERVICES OR SOFTWARE, OR THAT ANY INFORMATION STORED OR TRANSMTTTED THROUGH ANY AT&T DEVELOPMENT TOOL SET, AT&T SERVICE OR SERVICES WILL NOT BE LOST, CORRUPTED OR DAMAGED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY AT&T OR AN AT&T AUTHORIZED REPRESENTATIVE WILL CREATE A WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT.

9.4.3 Limitation Of Liability. TO THE EXTENT NOT PROHTBITED BY LAW, IN NO EVENT WILL AT&T BE LIABLE FOR PERSONAL INJURY, OR ANY INCIDENTAL, SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFTTS, LOSS OF DATA, BUSINESS INTERRUPTION OR ANY OTHER COMMERCIAL DAMAGES OR LOSSES, ARISING OUT OF OR RELATED TO THIS AGREEMENT, YOUR USE OR INABILITY TO USE THE AT&T DEVELOPMENT

TOOL SET, THE AT&T SERVICE OR SERVICES, OR YOUR DEVELOPMENT EFFORTS OR PARTICIPATION IN THE PROGRAM, HOWEVER CAUSED, WHETHER UNDER A THEORY OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PRODUCTS LIABILITY, OR OTHERWISE, EVEN IF AT&T HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. IN NO EVENT WILL AT&T’S TOTAL LIABILITY TO YOU UNDER THIS AGREEMENT FOR ALL DAMAGES (OTHER THAN AS MAY BE REQUIRED BY APPLICABLE LAW IN CASES INVOLVING PERSONAL INJURY) EXCEED THE AMOUNT OF [*].

10. General Legal Terms.

10.1 Third Party Notices. Portions of the AT&T Development Tool Set or services may utilize or include third party software and other copyrighted material. Acknowledgements, licensing terms and disclaimers for such material are contained in the electronic documentation for the AT&T Development Tool Set and services, and Your use of such material is governed by the respective terms.

10.2 Assignment. This Agreement may not be assigned, nor may any of Your obligations under this Agreement be delegated, in whole or in part; provided, however, You may assign this agreement to a third party in the event of a change of control such as a merger, reorganization or sale of all or substantially all of Yours assets. In such case, You agree to provide AT&T with prompt written notice thereof and AT&T may terminate this Agreement at its sole discretion on thirty days’ written notice to You.

10.3 Relationship of Parties. Except for the agency appointment as specifically set forth Section 4.5, this Agreement will not be construed as creating any other agency relationship, or a partnership, joint venture, fiduciary duty, or any other form of legal association between You and AT&T, and You will not represent to the contrary, whether expressly, by implication, appearance or otherwise. This Agreement is not for the benefit of any third parties.

10.4 Independent Development. Nothing in this Agreement will impair AT&T’s right to develop, acquire, license, market, promote, or distribute products or technologies that perform the same or similar functions as, or otherwise compete with, Applications, Distributed Applications or any other products or technologies that You may develop, produce, market, or distribute.

10.5 Notices. Any notices relating to this Agreement will be in writing. Notices will be deemed given by AT&T when sent to You at the email address or mailing address You provided during the sign-up process. All notices to AT&T will be deemed given by You when successfully delivered by You to the following email address: [*]. A copy must be delivered by You via commercial overnight carrier with proof of written delivery or by certified mail to [*]. You consent to receive notices by email and agree that any such notices that AT&T sends You electronically will satisfy any legal communication requirements. A party may change its email or mailing address by giving the other written notice as described above.

10.6 Severability. If a court of competent jurisdiction finds any clause of this Agreement to be unenforceable for any reason, that Clause of this Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

10.7 Waiver and Construction. Failure by AT&T to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Any laws or regulations that provide that the language of a contract will be construed against the drafter will not apply to this Agreement. Section headings are for convenience only and are not to be considered in construing or interpreting this Agreement.

10.8 Dispute Resolution; Governing Law. Any litigation or other dispute resolution between You and AT&T arising out of or relating to this Agreement, will take place in Atlanta, Georgia, and You and AT&T hereby consent to the personal jurisdiction of and exclusive venue in the state and federal

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

courts within that District with respect any such litigation or dispute resolution. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia without regard to choice of laws principles thereof. Notwithstanding the foregoing sentence, if You (as an entity entering into this Agreement) are a U.S. public and accredited educational institution, then this Agreement will be governed and construed in accordance with the laws of the state in which Your educational institution is domiciled, except that body of state law concerning conflicts of law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded.

10.9 Entire Agreement; Governing Language. This Agreement constitutes the entire agreement between the parties with respect to your Application and the use of the AT&T Development Tool Set licensed hereunder and supersedes all prior understandings and agreements regarding its subject matter, including any Wireless Information Service Licensing Agreement You may have in place with AT&T (“WISLA”). This Agreement may be modified only: (a) by a written amendment signed by both parties, or (b) to the extent expressly permitted by this Agreement (for example, by AT&T by written or email notice to You).

10.10 Non-Exclusive. Under no circumstances will this Agreement be construed or interpreted as an exclusive dealing agreement by either party. Nothing in this Agreement will be construed as to restrict either party from entering into any agreement with any other party, even if similar to or competitive with the transactions contemplated hereunder. Notwithstanding anything to the contrary in this Agreement, nothing herein will constitute nor be interpreted as a waiver of either party’s right to engage in any lawful conduct to provide any lawful service or product for which the other party’s consent or authorization is not required.

[End of body of Agreement. Exhibits, Schedules and electronic signature process follow.]

Exhibit A

(to the Agreement)

Additional Terms for Use of the AT&T Billing System

The following terms are in addition to the terms of the Agreement and apply to any use of the AT&T Billing System in Your Application:

1. Use of the AT&T Billing System.

1.1 You may use the AT&T Billing System only to enable End Users to purchase content, functionality, or services that You make available for use within Your Application (e.g. digital books, additional game levels). You may not use the AT&T Billing System to offer goods or services to be used outside of Your Application.

1.2 You must submit to AT&T for review and approval all content, functionality, or services that You plan to provide through the use of the AT&T Billing System in accordance with these terms and the processes set forth in the Agreement. For all submissions, You must provide the name, text description, price, and other information that AT&T reasonably requests (collectively, the “Submission Description”). AT&T reserves the right to review the actual content, functionality or service that has been described in the Submission Descriptions at any time, including, but not limited to, in the submission process and after approval of the Submission Description by AT&T. If You would like to provide additional content, functionality or services through the AT&T Billing System that are not described in Your Submission Description, then You must first submit a new or updated Submission Description for review and approval by AT&T prior to making such items available through the use of the AT&T Billing System. AT&T reserves the right to withdraw its approval of content, functionality, or services previously approved, and You agree to stop making any such content, functionality, or services available for use within Your Application.

2. Your Responsibilities.

2.1 You are responsible for developing the user interface Your Application will display to End Users for purchases made through the AT&T Billing System. You may not misrepresent, falsely claim, mislead or engage in any unfair or deceptive acts or practices regarding the promotion and sale of items through Your use of the AT&T Billing System. You must comply with all applicable laws and regulations, including those in any jurisdictions in which You make content, functionality, services or subscriptions available through the use of the AT&T Billing System, including but not limited to consumer laws and export regulations. You represent, warrant and covenant that each item you submit through the AT&T Billing System for billing to an End User is accurate and represents a transaction ordered by the End User. You may not use include, or bill for, Unsuitable Content through the AT&T Billing System.

2.2 You are responsible for providing items purchased through the AT&T Billing System in a timely manner (i.e., promptly after the purchase transaction) and for complying with all applicable laws in connection therewith, including but not limited to laws, rules and regulations related to cancellation or delivery of ordered items. You are responsible for maintaining Your own records for all such transactions.

2.3 You may not issue any refunds to End Users of Your Application.

2.4 You understand that You will not be permitted to access or use the AT&T Billing System after expiration or termination of Your Agreement.

3. Your Acknowledgements. You acknowledge and agree that:

3.1. AT&T may at any time, and from time to time, with or without prior notice to You (a) modify the AT&T Billing System, including changing or removing any feature or functionality, or (b) modify, deprecate, reissue or republish the AT&T Billing System. You understand that any such modifications may require You to change or update Your Applications at Your own cost in order to continue to use the AT&T Billing System. AT&T has no express obligation to provide, or continue to provide, the AT&T Billing System and may suspend or discontinue all or any portion of thereof at any time. AT&T will not be liable for any losses, damages or costs of any kind incurred by You or any other party arising out of or related to any suspension, discontinuation or modification of the AT&T Billing System or any services related thereto.

3.2 AT&T provides the AT&T Billing System to You for Your use with Your Application, and AT&T is not responsible for providing or unlocking any content, functionality, services or subscriptions that an End User purchases through Your use of the AT&T Billing System. You acknowledge and agree that any such items are made available by You, not AT&T, to the End User of Your Application, and You are solely liable and responsible for purchased items and for any such use of the AT&T Billing System in Your Application.

3.3 AT&T makes no guarantees to You in relation to the availability, accuracy or time of the AT&T Billing System or any other services that AT&T may provide to You in connection therewith.

4. Third Party Service Providers. You are permitted to employ or retain a third party (“Service Provider”) to assist You in delivery of content, functionality, services or subscriptions through the AT&T Billing System including, but not limited to, engaging any such Service Provider to maintain and administer Your Applications’ servers on Your behalf, provided any such Service Provider’s access to and use of the AT&T Billing System is only done on Your behalf in providing such services to You for Your Application and in accordance with these terms, and is subject to a binding written agreement between You and the Service Provider with terms at least as restrictive and protective of AT&T as those set forth herein, including, but not limited to, confidentiality for pre-release versions of the AT&T Development Tool Set and indemnity obligations to AT&T. Any actions undertaken by any such Service Provider in relation to Your Application, Your use of the AT&T Billing System, and/or arising out of this Agreement will be deemed to have been taken by You, and You (in addition to the Service

Provider) will be responsible to AT&T for any such actions (or any inactions), including but not limited to indemnifying AT&T against any harm caused by the Service Provider acting on Your behalf. In the event of any actions or inactions that would constitute a violation of this Agreement or otherwise cause any harm, AT&T reserves the right to require You to change Service Providers.

5. Additional Liability Disclaimer. AT&T WILL NOT BE LIABLE FOR ANY DAMAGES OR LOSSES ARISING FROM THE USE OF THE AT&T BILLING SYSTEM AND ANY RELATED SERVICES, INCLUDING, BUT NOT LIMITED TO, (I) ANY LOSS OF PROFIT (WHETHER INCURRED DIRECTLY OR INDIRECTLY), ANY LOSS OF GOODWILL OR BUSINESS REPUTATION, ANY LOSS OF DATA SUFFERED, OR OTHER INTANGIBLE LOSS, (II) ANY CHANGES WHICH AT&T MAY MAKE TO THE AT&T BILLING SYSTEM, OR, FOR ANY PERMANENT OR TEMPORARY CESSATION IN THE PROVISION OF THE AT&T BILLING SYSTEM OR ANY SERVICES (OR ANY FEATURES WITHIN THE SERVICES) PROVIDED THEREWITH, OR (III) THE DELETION OF, CORRUPTION OF, OR FAILURE TO PROVIDE ANY DATA TRANSMITTED BY OR THROUGH YOUR USE OF THE AT&T BILLING SYSTEM OR SERVICES.

6. Premium Applications and Revenue Share. Exhibit A-1 sets forth terms and conditions relating to Premium Applications and revenue share.

EXHIBIT A-1

PREMIUM APPLICATIONS AND REVENUE SHARE

1. Appointment of Agent. In furtherance of AT&T’s appointment under Section 6.4 of the Agreement, You hereby authorize and instruct AT&T to issue invoices for the purchase price payable by End Users for Premium Applications.

2. Revenue Share. In consideration of the BOBO service provided by AT&T, AT&T will retain [*] of the “Net Revenue” generated by the sale or other exploitation of the Premium Applications (including any sales of content, programs and/or applications sold through the Premium Applications) under this Agreement (“Revenue Share”). AT&T will remit the remaining portion of the Net Revenue from such sale or exploitation as provided in Section 2.1. of this Exhibit A-1. For these purposes, “Net Revenue” means the gross price collected from End Users for the Premium Applications (other than any transport, telecommunications or similar charges) minus any credits issued, sales, use or other governmental charges. If AT&T, in its sole discretion, decides to embed or pre-load Your Premium Application on one or more Interactive Devices, AT&T’s Revenue Share will be [*] of Net Revenue with respect to the Premium Applications on the applicable Interactive Device. Notwithstanding the foregoing, the [*] Revenue Share with respect to the sale or other exploitation of a Premium Application (but excluding any separate sales of content, programs and/or applications through the Premium Application) is $[*] in the case of a Premium Application that is not pre-loaded and $[*] in the case of a Premium Application that AT&T pre-loads on one or more Interactive Devices (collectively, “Application [*] Revenue Share”). For separate sales of content, programs and/or applications through the Premium Application, the [*] Revenue Share is $[*] per item (“Content [*] Revenue Share”). The Application [*] Revenue Share and Content [*] Revenue Share are referred to collectively as “[*] Revenue Share.” The foregoing Revenue Share will apply to any item placed by You on an End User’s bill through the AT&T Billing System. AT&T reserves the right to change Revenue Share on [*] days’ notice to You. If You do not agree with such change, You may terminate this Agreement on written notice to AT&T, effective at the end of such [*] period. If You do not so notify AT&T, then such changed Revenue Share will be effective at the end of such period. For the avoidance of doubt, if You have an existing WISLA with AT&T, the foregoing Revenue Share will apply to existing subscriptions to Premium Applications (and any sales of content, programs and/or applications through the Premium Applications) beginning approximately at the beginning of the first full month following [*] days from the date You accept this Agreement.

2.1 AT&T will calculate the amount due to be remitted or paid to You (collectively “Remittance”) at the end of every calendar month. You will integrate into the AT&T designated billing vendor (currently

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QPass) in compliance with QPass requirements. Once integrated, You will have access to the vendor on-line reporting system. In addition, AT&T will provide a statement describing the Remittance due to You, and pay that Remittance to You in United States dollars, within [*] days after the end of each calendar month through its designated billing vendor (i.e. QPass). If the amount owed You for any month is less than $[*], AT&T may not mail a statement or payment until the next regular accounting period at which time the amounts owed (including withheld amounts) exceed $[*]. AT&T agrees to maintain accurate books and records regarding the Remittance payable to You under this Agreement. Each statement will be deemed final and binding unless You provide notice of Your specific objections thereto to AT&T within [*] of the date on which such statement was due.

2.2 You agree that the Revenue Share described above is inclusive of all amounts of any kind whatsoever due You or to any songwriters, publishers, featured or non-featured performers, producers, engineers, mixers, re-mixers and any other third parties who may be entitled to compensation as a result of AT&T’s (or its Users’) use of the Premium Applications or any musical works embodied in the Premium Applications (including any amounts that may be payable in connection with the public performance of any musical work embodied in any Premium Application) under this Agreement.

3. Bad Debt. You recognize and agree that AT&T reserves the right to deduct from Remittances Your pro rata portion of bad debt for Premium Applications. [*]. To the extent that AT&T is unable to track bad debt to the line item or third-party provider, You agree that AT&T may apply its overall bad debt rate for purchases of digital content against your pro rata share of Remittances.

4. Taxes. In the event that the sale or delivery of any Premium Application to any End User is subject to any sales, use, goods and services, value added, or other similar tax, under applicable law, for an interim period, AT&T will collect and remit such tax on your behalf. In the future, You will be responsible for the tax calculation and remittance of that tax for sales to End Users will be determined by You. You will indemnify and hold AT&T harmless against any and all claims by any tax authority for any underpayment of any sales, use, goods and services, value added or other tax or levy, and any penalties and/or interest thereon.

4.1 In the event that any price payable by any End User for any of the Premium Applications is subject to (i) any withholding or similar tax; or (i) any sales, use, goods and services, value added, or other tax or levy; or (ii) any other tax or other government levy of whatever nature, the full amount of that tax or levy will be solely for Your account, and will not reduce the revenue share to which AT&T is entitled under this Exhibit.

4.2 In the event that any remittance made by AT&T to You is subject to any withholding or similar tax, the full amount of that withholding or similar tax will be solely for Your account, and will not reduce the revenue share to which AT&T is entitled on that transaction. If AT&T reasonably believes that such tax is due, AT&T will deduct the full amount of such withholding or similar tax from the gross amount owed to You, and will pay the full amount withheld over to the competent tax authorities. AT&T will apply a reduced rate of withholding tax, if any, provided for in any applicable income tax treaty only if You furnish AT&T with such documentation required under that income tax treaty or otherwise satisfactory to AT&T, sufficient to establish Your entitlement to the benefit of that reduced rate of withholding tax. AT&T will use commercially practical efforts to obtain, and to furnish to You, copies of official tax receipts or similar evidence of payment, confirming AT&T’s payment of those withholding or similar taxes to the competent tax authorities. You will indemnify and hold AT&T harmless against any and all claims by any competent tax authority for any underpayment of any such withholding or similar taxes, and any penalties and/or interest thereon, including, but not limited to, underpayments attributable to any erroneous claim or representation by You as to Your entitlement to, or Your disqualification for, the benefit of a reduced rate of withholding tax.

5. Termination. This Schedule and all of AT&T’s obligations hereunder will terminate upon the

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

expiration or termination of the Agreement. Notwithstanding any such termination, AT&T will be entitled to: (i) all Revenue Share payable with respect to transactions occurring prior to the date of termination; and (ii) reimbursement from You of refunds or credits paid by AT&T to End Users, whether before or after the date of termination.

Exhibit B

(to the Agreement)

Minimum EULA Terms

1. Acknowledgement: You and the End User must acknowledge that the EULA is concluded between You and the End User only, and not with AT&T, and You, not AT&T, are solely responsible for the Distributed Application and the content thereof.

2. Scope of License: The license granted to the End User for the Distributed Application must be limited to a non-transferable license to use the Distributed Application on any Interactive Device that the End User owns or controls.

3. Use of Personal Information: You must clearly and conspicuously disclose what personal information, including location information, contacts, photos, messages, phone conversation and video, Your Application may access or use and how it will be used.

4. Maintenance and Support: You must be solely responsible for providing any maintenance and support services with respect to the Distributed Application, as specified in the EULA, or as required under applicable law. You and the End User must acknowledge that AT&T has no obligation whatsoever to furnish any maintenance and support services with respect to the Distributed Application.

5. Warranty: You must be solely responsible for any product warranties, whether express or implied by law, to the extent not effectively disclaimed. The EULA must provide that, in the event of any failure of the Distributed Application to conform to any applicable warranty, the End User may notify AT&T, and AT&T will refund the purchase price, if any, for the Distributed Application to that End User; and that, to the maximum extent permitted by applicable law, AT&T will have no other warranty obligation whatsoever with respect to the Distributed Application, and any other claims, losses, liabilities, damages, costs or expenses attributable to any failure to conform to any warranty will be Your sole responsibility.

6. Product Claims: You and the End User must acknowledge that You, not AT&T, are responsible for addressing any claims of the End User or any third party relating to the Distributed Application or the End User’s possession and/or use of that Distributed Application, including, but not limited to: (i) product liability claims; (ii) any claim that the Distributed Application fails to conform to any applicable legal or regulatory requirement; and (iii) claims arising under consumer protection or similar legislation. The EULA may not limit Your liability to the End User beyond what is permitted by applicable law.

7. Intellectual Property Rights: You and the End User must acknowledge that, in the event of any third party claim that the Distributed Application or the End User’s possession and use of that Distributed Application infringes that third party’s intellectual property rights, You, not AT&T, will be solely responsible for the investigation, defense, settlement and discharge of any such intellectual property infringement claim.

8. Developer Name and Address: You must state in the EULA Your name and address, and the contact information (telephone number; E-mail address) to which any End User questions, complaints or claims with respect to the Distributed Application should be directed.

9. Third Party Beneficiary: You and the End User must acknowledge and agree that AT&T, and

AT&T’s subsidiaries, are third party beneficiaries of the EULA, and that, upon the End User’s acceptance of the terms and conditions of the EULA, AT&T will have the right (and will be deemed to have accepted the right) to enforce the EULA against the End User as a third party beneficiary thereof.

Exhibit C

(to the Agreement)

Application Advertising

1. Advertising.

You may display Advertisements on the pages within the Distributed Application and/or the pages that link from the Distributed Application (collectively, “Developer Pages.) All such permitted Advertisements are referred to collectively as “Developer Ads.” “Advertisements” means any links, pointers, sponsorships, buttons, Search Ads, banners, graphics, images, listings, or any other placements or promotions or similar services to the extent used for advertising or referral sales, whether for a third party products or services. “Search Ads” means any Advertisement which is served from a search engine query that is targeted to match a key search term entered by a End User. AT&T retains the right on its own behalf to sell advertising inventory on all AT&T Web/Wireless Interfaces (“AT&T Inventory”), including the AT&T Web/Wireless home pages.

2. Advertising Revenue Share.

The following Ad Revenue Share requirements (Sections 2 through 4 of this Exhibit C) apply only to [*] and do not apply to [*] in (a) [*], or (b) [*] through which any content, programs and/or applications are sold.

A. Definitions

“Gross Ad Media Revenue” means the gross revenue owed to You with respect to Developer Ads delivered through the Distributed Application in any month. For purposes hereof, (i) Gross Ad Media Revenue will include [*].

“Net Ad Media Revenue” means Gross Ad Media Revenue less the actual costs of sales paid by You to the third-party advertising network in connection with the Advertisements sold, not to exceed [*].

B. Advertising Revenue Share

You will pay AT&T [*] of Net Ad Media Revenue per month. [*].

All such payments are referred to collectively herein as “Ad Revenue Share.”

3. Advertising Bundles.

You may not bundle the sale of Developer Ads with advertisements on other platforms unless and until the parties have mutually agreed on an applicable minimum CPM allocable to the Developer Ads.

4. Payment; Accounting and Reporting.

All amounts payable by You for Ad Revenue Share are due and payable as follows:

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Revenue Category                 Reporting                                                      Payments

[*] Ad Revenue                         Provided [*], within [*] days                         Provided [*], within [*] days after

Share [*]                         following the end of each [*]                         [*]

[*] Ad Revenue                         Provided [*], within [*] days                         Provided [*], within [*] days after

Share [*]                         following the end of each [*]                         [*]

You will provide reporting in accordance with Schedule 2 to this Agreement (Advertising Report) to the following address: [*] (or such other address as AT&T may identity from time-to-time). In addition, You will provide such backup documentation as is reasonably requested by AT&T to support Ad Revenue Share payments. AT&T will invoice You for Ad Revenue Share promptly after receipt of applicable reporting by You. As a result, time is of the essence in You meeting reporting obligations. You will keep, maintain and preserve in Your principal place of business in the United States for at least twenty four (24) months following termination or expiration of the Term, complete and accurate records of accounts and other records pertaining to the Ad Revenue Share. Such records and accounts will be available for inspection and audit once during each twelve-month period of the Term during reasonable business hours and upon reasonable notice by a third-party independent auditor selected by AT&T and for twenty four (24) months thereafter; provided that such third-party auditor will treat all of Your records as Your confidential information You and will not disclose any such information, except as necessary to report to both parties on the accuracy of the calculation of Ad Revenue Share payments. If such audit reveals an underpayment of any payment obligations during the audited period, in addition to AT&T’s other rights and remedies hereunder, You will promptly pay such underpayment, and if such audit reveals an underpayment of [*] of any payment obligations during such audited period You will also reimburse AT&T for all reasonable costs of the audit (e.g., accountants’ fees and attorneys’ fees). In addition to AT&T’s other remedies, if You is delinquent in paying Ad Revenue Share in accordance herewith, AT&T may restrict the delivery of Developer Ads until You is current in its payment obligations to AT&T.

5. Compliance with Guidelines; Navigation.

Developer Ads must comply with the following guidelines: (i) the Mobile Marketing Association’s Mobile Web Banner guidelines located at http://www.mmaglobal.com/mobileadvertising.pdf (provided, if a published AT&T advertising standard differs from the MMA guidelines, the AT&T standard will apply) and (ii) AT&T Mobility guidelines for mobile content and advertising (“Approved Guidelines”) attached hereto as Schedule 1. AT&T may make changes to such Approved Guidelines on ninety (90) days’ notice to You. (You are encouraged to comply with such changed Approved Guidelines earlier than the end of the 90-day period). Banner Advertisements included in the Developer Ads may link to other third-party websites, microsites created for advertising campaigns and other UAL’s, but not to any competitor of AT&T. You will make commercially reasonable efforts to provide a “back link” to Linking Services Pages from Developer Pages and will make commercially reasonable efforts to cause advertisers to provide a “back link” from advertiser microsites or other pages to the appropriate Developer Page. In no event may You disable or otherwise restrict End Users’ ability to return from advertising microsites to the appropriate Linking Services Page or to Developer Pages via the use of the “back button” functionality of the device (e.g., “back” soft key).

6. Certain Termination Rights. Your right to sell and serve Developer Ads may be terminated by AT&T [*] on written notice to You.

SCHEDULE 1

AT&T ADVERTISING GUIDELINES

All advertisements must comply in all respects with the AT&T Advertising Guidelines (“Guidelines”). Advertiser agrees to treat the Guidelines as confidential information of AT&T and will hold the Guidelines in strict confidence exercising a degree of care not less than the degree of cafe used by advertiser to protect its own confidential information that it does not wish to disclose.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1) AT&T ADVERTISING GUIDELINES

•	These Guidelines are intended to provide general guidance. They are not inclusive or exhaustive and are subject to change, at AT&T’s discretion, at any time.

•	Advertiser will ensure that all advertisements comply with all applicable laws, regulations and guidelines including, without limitation, FTC rules and CARU guidelines.

•	The advertisements or any other material or content provided by advertiser to AT&T will not contain:

1. Any messages, data, images, programs, or other matter which is libelous, defamatory or which discloses private or personal matters concerning any person, including without limitation home phone numbers and addresses, credit/debit card information, and/or customer or member account information such as customer or member passwords.

2. Any messages, data, images, programs, or other matter which are obscene or pornographic or which contain racial, ethnic or religious slurs, offensive language or similar epithets, or which advocate or promote violence or illegal activities.

3. Any messages, data, images, programs, or other matter that would violate or infringe upon the property rights of others, including copyright, trademarks or service marks, trade secrets or other confidential proprietary information, and privacy or publicity rights.

•	Except with AT&T’s prior written permission (and then only when directed to an audience over 21), advertiser will not permit advertisements in the following categories:

1. Alcohol;

2. Tobacco;

3. Firearms;

4. Gambling.

•	Except with AT&T’s prior written permission, advertiser will not be permitted to advertise AT&T Competitors. AT&T Competitors mean any product or service that incorporates any of the following:

1. voice or data calling capabilities or services, including but not limited to VoIP (Voice over Internet Protocol), or voice or data technologies

2. Dial Up or Dedicated Internet Access including Broadband (High Speed Internet/DSL/Cable/Satellite)

3. Subscription based Television or Video Delivery Services or Systems, including Satellite Television, Internet Protocol Television (IPTV), Cable Television, Digital Video Recorders (DVR) or Distributors, or Video-on-Demand (VOD) technologies or software

4. Wireless services including cellular, personal communications systems, Wi-Fi, Wi-Max, enhanced specialized mobile radio, paging, satellite, private network or in-building phone and mobile data services including, Global Positioning System, wireless local area networks, prepaid cards for wireless service, wireless voice/data services (including voice messaging, directories, long distance and internet), and wireless technology communication protocols (i.e. GSM, GPRS, EDGE, UTMS, WAP, iMode). For purposes of clarity, “wireless services” include any services or content offered or delivered through any commercial mobile radio service such as Verizon Wireless, Sprint/Nextel or T-Mobile and any mobile virtual network operator (MVNO), such as Boost Mobile.

•

Child-Targeted Advertisements - Advertisements targeted directly to children are not acceptable unless they comply with all applicable laws and regulations related to advertisements directed to children, are not directed to children under the age of 13 and are age appropriate, and take into account the level of knowledge, sophistication and maturity of the audience to which the message is primarily directed.

•

AT&T has the right in its sole discretion to reject or remove any advertisement that does not comply with these Guidelines or is otherwise unacceptable to AT&T in its sole discretion. Upon written notification, Advertisements will be removed as soon as practicable but no later than twenty-four (24) hours. Instead of rejecting an advertisement in its entirety, AT&T may, but is not required to provide advertiser with a written explanation of its rejection so that advertiser may resolve any specifications and standards conflict. AT&T does not warrant to advertiser that advertisements or content of other customers will comply with such publishing standards and guidelines. Advertiser will not represent to any third party that AT&T approves or endorses any such third party’s product and/or service.

2) AT&T MOBILITY ADDITIONAL GUIDELINES

•

For AT&T Mobility advertisements, advertiser will adhere to the most recent version of the North American Mobile Marketing Association’s (MMA) Mobile Advertising Guidelines located at http://www.mmaglobal.com/mobileadvertising.pdf.

•	Unless otherwise approved in writing by AT&T, ad units and subsequent landing pages are limited to fixed images or text; this prohibits, for example, animated/motion graphics, sound, and video.

•

Unless otherwise approved in writing by AT&T, advertisement actions that result from clicking on a link or button on the ad units and subsequent landing pages are limited to the following list. Initiating any other action or application on the phone is expressly prohibited (for example, a video player).

1. Initiating a call/SMS/MMS

2. Directing to another mobile web page

3. Downloading Mobile Consumables

4. Submitting data with a resulting mobile web page

•	Downloading is permitted only where the customer is displayed a warning message approved by AT&T indicating if any charges/rates will apply.

•

Unless otherwise approved in writing try AT&T, no “interstitial” or “splash” pages are permitted. These are defined as any page that is presented to the subscriber, without their selection, that forces the subscriber to “click through” in order to view desired content or take a desired action.

•

Advertisements, landing pages, and any subsequent pages that offer the purchase of “Mobile Consumables” (e.g., music, games, applications, ringtones, graphics, wallpapers, etc.) may only include Mobile Consumables that get charged to the customer’s AT&T bill. In addition, all references and links to purchase Mobile Consumables must link to a purchase page that has no other advertising or potential distraction that link away. Advertisements that include or link to free Mobile Consumables are allowed as long as (1) the same or nearly identical content is not offered on an AT&T storefront (e.g., MEdia Mall) at the time such advertising is scheduled and (2) the content is not monetized in any way (e.g., ad-supported).

•	Any advertisements from companies on a list provided by AT&T (the Blacklist) may not be shown to AT&T customers or users.

•	The following technical standards must be followed:

1. For advertiser-controlled or hosted pages, (i) if advertiser has the capability to perform device detection to determine the target device for advertisements and the capability or the device to render the advertisements (“Detection Capability”), then the size of advertisements and other content displayed on the page shall be determined by the capabilities of the device (as identified by AT&T), but advertisements may not exceed a weight of 10K on any one page, and (ii) if advertiser does not have Detection Capability with respect to a device, then the total page weight of the advertisements combined with content on the page shall not exceed 10K.

2. In no event will advertiser or any provider of landing pages that are accessed from the WAP pages that are controlled or hosted by advertiser disable or otherwise restrict users’ ability to return from landing pages via the use of the back button functionality of the device (e.g., the “back” soft-key).

3. Any software menu options shall deliver actions and or results that conform to the menu text descriptions.

SCHEDULE 2

ADVERTISING REPORT

Report Date:

(A)	(B)	(C)	(D)	(E)
Gross Revenue	Approved Expenses	Net Ad Media Revenue	AT&T Rev Share %	Rev Share (due AT&T)

		[*]		[*]

Advertising Revenue Share Report (Sample Data)

Partner	XYZ Media
Report Period:	5/01/08
Report Date:	6/01/08

(A)	(B)	(C)	(D)	(E)
Gross Revenue	Approved Expenses	Net Ad Media Revenue	AT&T Rev Share %	Rev Share (due AT&T)
[*]	[*]	[*]	[*]	[*]
	[*]	[*]		[*]	Totals

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[end of Exhibits and Schedules]

Electronic Signature. By entering the Legal Signatory’s name in the field below and clicking on “Review and Sign,” You (a) acknowledge that you have read this Agreement and agree to be bound by the terms of this Agreement on behalf of yourself (if an individual) or the legal entity that you represent (in the case of a legal entity), and (b) warrant that you have authority to execute this Agreement and bind the person or entity identified below. If You do not agree to the terms of this Agreement, do not click on “Review and Sign.”

MobiTV, Inc.

Signature:

Legal Signature Name:	William Losch

Title:	CFO

Address:	6425 Christie Ave., Suite 500

City, State Zip:	Emeryville, CA California ,94608

Phone:	[*]

Date:	3/31/2010

IP Address:	[*]

Legal Signatory Name as listed in application: William Losch

Please type your name into this box exactly as is shown above:

William Losch

Review & Sign

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AT&T Agreement No. 20100609.081.A.001

Amendment No. 1 to AT&T Developer License Agreement

THIS AMENDMENT NO. 1 TO AT&T DEVELOPER LICENSE AGREEMENT (“Amendment”) is entered into effective as of December 17, 2010 (the Amendment Effective Date”), by and between AT&T Mobility LLC, on behalf of itself and AT&T Affiliates (as defined below) (collectively “AT&T”) and MobiTV, Inc., a Delaware corporation, located at 6425 Christie Ave., Suite 500, Emeryville, CA 94608 (“You” or “MobiTV”) and amends the AT&T Developer License Agreement (“Agreement”) accepted by You on April 5, 2010 (the “Original Agreement Date”). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

WHEREAS, Your Application will permit End Users to stream or download video content on a video-on-demand basis and/or watch linear television broadcasts; and

WHEREAS, AT&T desires to permit You to offer such Application and services using the AT&T brand as provided herein.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1. Changes. As it relates to the White Label Application only, Section 1.2 of the Agreement is hereby deleted. Any amendment or other modification of any provision of this Agreement as it relates to the White Label Application will be effective only if in writing and signed by both parties.

2. Definitions.

(a) Section 2 of the Agreement is amended to add the following definitions:

“Marks” means a party’s trademarks, tradenames, service marks and logos.

“Mobile Marketplace” means the AppCenter and any other mobile market place for the distribution of applications.

“MobiTV Acquired Content” means the Client Download, Distributed Application Information, Third Party Content and any other content or materials created or provided by You for inclusion in or use with a Distributed Application, including, as applicable, artwork, photographs, audio-only and/or audiovisual recordings, previews and metadata to be used in the White Label Application or to be made available by You to ATYT to promote the availability of the White Label Application or such content through the White Label Content. For the avoidance of doubt, “MobiTV Acquired Content” includes any element of the White Label Application itself created or provided by You.

“Territory” means the United States, Puerto Rico and U.S. Virgin Islands.

“White Label Application” means the Distributed Application that includes the features, functionality and services described in Schedule 1 hereto and which may include a base package of content line up and various additional packages of genre or other content that may be made available on a stand-alone or bundled basis.

(b) Section 2 of the Agreement is amended by adding the following to the end of the definition of AT&T User Data:

“In connection with the White Label Application, ‘AT&T User Data’ means all information collected by AT&T or You from End Users in connection with the End Users’ use of the White Label Application, including the following identification information: the Mobile Identification Number (MIN) issued by AT&T to identify an End User, the Network Access Identifier (NAI).”

Section 2 of the Agreement is amended by adding the following at the end of the definition of AppCenter:

“; With respect to the White Label Application only, “AppCenter” means any electronic store and its storefronts through which AT&T distributes the White Label Application.”

AT&T CONFIDENTIAL& PROPRIETARY	1

AT&T Agreement No. 20100609.081.A.001

(c) Section 2 of the Agreement is amended by deleting the definition of Developer User Data and replacing it with the following:

“Developer User Data” means identification and usage data provided by End Users to You or collected by You (but not from AT&T) in connection with an End User’s use of the Distributed Application; provided, in the case of the White Label Application, the term Developer User Data excludes all information collected by You in connection with an End User’s use of the White Label Application. Developer User Data does not include AT&T Location Information.”

(d) Section 2 of the Agreement is amended by adding the following to the end of the definition of Interactive Device:

“In the case of the White Label Application, ‘Interactive Device’ includes all mobile devices that enable End Users to access the AT&T Service, as well as (a) the iTouch, Zune and similar portable media players, and (b) the iPad and other similar devices currently known as “tablets,” and in each case is capable of receiving and displaying the White Label Application and the White Label Content through a Wi-Fi Internet connection or the AT&T Service.”

(e) Section 2 of the Agreement is amended by adding the following to the end of the definition of Unsuitable Content:

“In the case of the White Label Application, ‘Unsuitable Content’ also includes any content (other than AT&T Acquired Content, as such term is defined below) that would be rated higher than TV-14, if the TV Parental Guidelines were applicable to such content.”

(f) Section 2 of the Agreement is amended by deleting the definition of “Program Requirements” and replacing it with the following:

““Program Requirements” mean the technical, human interface, design, product category, privacy protections, security, performance, and other criteria and requirements set forth in this Agreement, as they may be modified from time to time by written agreement of the parties.”

3. Program Requirements. With respect to the White Label Application only, the requirements referenced in Section 3.2 may only be modified through an amendment to the Agreement executed by both parties. The Parties further agree that Section 3.2.1 is not applicable to the White Label Application.

4. Content and Materials.

(a) With respect to the White Label Application only, Section 3.2.2(b) of the Agreement is deleted and replaced with the following:

“(b) With respect to MobiTV Acquired Content, You will be solely responsible for acquiring all rights for content to be made available through, via, or in connection with, the White Label Application. AT&T may, in its sole discretion, acquire and/or license or create content (including, to the extent applicable, AT&T advertising materials) for distribution through the White Label Application (“AT&T Acquired Content”). In such case, the Parties will execute one (1) or more separate amendments to this Agreement (each, an “AT&T Content Amendment”) to address, among other things, (i) adjustments to revenue share to reflect any reductions in cost to You, taking into account MobiTV’s contractual requirements related to any such change in the content to be distributed through the White Label Application; (ii) any specific requirements from the provider of the AT&T Acquired Content (“AT&T Providers”) with respect to which You must comply, and (iii) reporting and payment to the AT&T Providers. Any master recordings and musical compositions embodied in the MobiTV Acquired Content must be wholly-owned by You or licensed to You in a manner that will not require the payment of any fees, royalties and/or sums by AT&T to You or any third party. As between You and AT&T, You are solely responsible,

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on a through-to-the-end-user basis, in connection with the MobiTV Acquired Content for (collectively, “Third-Party Royalties”): (v) all fees, royalties and other amounts of any kind or nature payable to record companies, artists and all other royalty participants; (w) all mechanical royalties, public performance royalties and all other amounts of any kind or nature payable to publishers or other owners, administrators or representatives of copyrighted musical compositions, spoken word or any other materials embodied in the MobiTV Acquired Content; (x) all fees, royalties and other amounts of any kind or nature payable to artists, celebrities and other third parties in connection with the use of their names, images, voices and likenesses as embodied in the MobiTV Acquired Content ; (y) all payments that may be required under union or guild collective bargaining agreements and the use thereof in accordance with this Agreement; and (z) any and all other royalties, fees or other amounts required to be paid to any and all third parties with respect to the use and exploitation of the MobiTV Acquired Content in accordance with this Agreement.

Notwithstanding the foregoing, with respect to AT&T Acquired Content, AT&T will be responsible for all Third-Party Royalties other than Public Performance Rights (for which the responsibility shall be as provided below), except to the extent provided otherwise in an AT&T Content Amendment. With respect to payments in connection with the right to the public performance of musical compositions contained in AT&T Acquired Content (“Public Performance Rights”), AT&T will use good faith efforts to have such licenses and payments covered by its content providers. To the extent that, despite the use of good faith efforts, AT&T is unable to do so, MobiTV will, prior to the first public performance of the AT&T Acquired Content through the White Label Application, (a) either have in place a final license agreement with BMI and ASCAP covering the Public Performance Rights or have applied for a consent decree license from BMI and ASCAP covering the Public Performance Rights, and (b) have used good faith efforts to seek either a final license or an interim license with SESAC covering the Public Performance Rights (collectively “Additional Performance Licenses”). If, despite its good faith efforts to obtain a final or interim license with SESAC, MobiTV is unable to obtain such Additional Performance License prior to the first public performance of the AT&T Acquired Content, it will so notify AT&T in writing and AT&T will have the option to withdraw such AT&T Acquired Content.

You will make good faith efforts to add the Additional Performance Licenses to your existing agreements with the performance rights organizations. To the extent that MobiTV is unable to include the Additional Performance Licenses in its existing agreements with the performance rights organizations and it will require MobiTV to spend more than an immaterial amount of money (i.e., in excess of $[*] in the aggregate) on external attorneys to obtain such Additional Performance Licenses, then MobiTV shall so notify AT&T and identify the estimated cost. If the parties mutually agree to still proceed with including such AT&T Acquired Content in the White Label Application, AT&T will have the option either to agree to pay such additional costs or to assume responsibility for the licensing of the Additional Performance Licenses for such AT&T Acquired Content with the applicable performance rights organization(s) at AT&T’s direct expense. Upon AT&T’s request, subject to confidentiality restrictions, MobiTV will provide AT&T with evidence of its agreements or applications for Additional Performance Licenses as applicable. MobiTV will, subject to the following sentence, pay for all required fees and royalties arising from the Additional Performance Licenses negotiated by MobiTV or by AT&T in accordance with this Section (“AT&T Performance Royalties”). You may bill AT&T for such AT&T Performance Royalties upon payment by You and AT&T will reimburse the cost of the AT&T Performance Royalties within [*] days of invoice. MobiTV’s payment obligation to ASCAP, BMI and SESAC for AT&T Acquired Content hereunder shall be contingent upon AT&T sharing any data (including without limitation content cost, advertising revenue and cue sheet data) which may be required by the applicable performance rights organization under the applicable license or consent decree. If AT&T assumes responsibility for the licensing of Additional Performance Licenses for AT&T Acquired Content with one or more performance rights organizations, AT&T will have the option (upon notice to MobiTV) to pay the applicable AT&T Performance Royalties directly to the applicable performance rights organization(s), in which case MobiTV will provide AT&T with such date as may be in its possession and which may

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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be required by the applicable performance rights organization(s) under their license(s) with AT&T.”

(b) With respect to the White Label Application only, Section 3.2.2(e) shall hereby be deleted from the Agreement. Sections 3.2.3 will not apply to the White Label Application.

(c) Section 3.2.5 of the Agreement will not apply to the White Label Application unless mutually agreed in writing by the Parties.

(d) Section 3.2.6 of the Agreement is amended to add the following at the beginning thereof “Except as otherwise set forth herein” and the following at the end thereof: “;provided that, with respect to the White Label Application only, AT&T will have the rights set forth herein to review and approve the White Label Application and to source AT&T Acquired Content subject to execution of an amendment as set forth in Section 3.2.2 (b) above.”

5. Application Submission and Selection.

(a) Section 4 of the Agreement is amended to add the following as sub-section 4.1.4:

     “4.1.4 White Label Application.

A. Testing. Reasonably promptly after the execution hereof, You will submit the White Label Application to AT&T for standard AT&T testing in accordance with Schedule 4.

B. User Interfaces. User interfaces within the White Label Application are subject to AT&T’s prior review and approval.

C. Development. You agree to use commercially reasonable efforts to develop, maintain and update releases to the White Label Application.

D. Service Level Agreement; Security. You agree that the White Label Application will comply with the requirements of the Service Level Agreement attached hereto as Schedule 2 subject to the limited remedies set forth therein and the requirements of the AT&T Supplier Information Security Requirements (“SISR”) attached to the Managed Service Agreement dated as of July 17, 2009, between You and AT&T Services, Inc., as such SISR shall be amended by the Parties within sixty (60) days of the Amendment Effective Date, to reflect current circumstances and applicability to the White Label Application.”

(b) Section 4.2 (b) and (c) shall not apply to the White Label Application.

(c) The second paragraph of Section 4.2 (c) is hereby deleted.

(d) The license grant in Section 4.3(i) shall be subject to approval by You of AT&T’s proposed use of any Third-Party Content.

(e) With respect to the White Label Application only, Section 4.4 of the Agreement is deleted and replaced with the following:

“You must ensure that the MobiTV Acquired Content does not contain any Unsuitable Content. AT&T may require you to remove AT&T Acquired Content from the White Label Application promptly on written notice. Without limiting its other rights or remedies, AT&T may require that You remove MobiTV Acquired Content if:

(a) AT&T has been notified or otherwise has reason to believe that the MobiTV Acquired Content violates, misappropriates, or infringes the rights of a third party or of AT&T;

(b) AT&T determines that such MobiTV Acquired Content is Unsuitable Content; or

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(c) AT&T is required by law, regulation or other governmental or court order to take such action.

Upon receipt of such notice, MobiTV will promptly remove such MobiTV Acquired Content. In addition, AT&T will have the right to require MobiTV to remove MobiTV Acquired Content if AT&T reasonably determines that such action is prudent or necessary (and the notice to MobiTV will describe such basis). In such case, MobiTV will promptly remove such MobiTV Acquired Content unless MobiTV is forbidden from doing so under its content licenses with content providers ( MobiTV will so notify AT&T in writing).”

(f) With respect to the White Label Application only, the following is added as Sections 4.4.1 and 4.4.2:

“4.4.1 Without limiting its other rights or remedies, AT&T may provide notice of its intent to cease distribution of Your Distributed Application for Interactive Devices that AT&T already has approved for distribution of the White Label Application if at any time:

(a) AT&T has reason to believe that Your Application contains malicious or harmful code, malware, programs or other internal components (e.g. software virus);

(b) AT&T has reason to believe that Your Application damages, corrupts, degrades, destroys or otherwise adversely affects the devices it operates on, or any other software, firmware, hardware, data, systems, or networks accessed or used by the Application; or

(c) AT&T is required by law, regulation or other governmental or court order to take such action;

Upon receipt of such notice MobiTV shall use good faith efforts to rectify the issue as soon as commercially possible.

4.4.2 White Label Application and White Label Content Licenses. With respect to the MobiTV Acquired Content, You hereby grant to AT&T and its distributors the nonexclusive (as to the White Label Content) right and license during the Term and in the Territory to: (i) sell, market, preload and promote the White Label Application and the White Label Content; (ii) distribute (and sub-license its distributors to distribute) the White Label Application and the White Label Content, including through Mobile Marketplaces; (iii) permit End Users to use the White Label Application and the White Label Content on Interactive Devices; and (iv) subject to Your right to approve AT&T’s uses of Third-Party Content as applicable, Use, reproduce, perform, distribute, display and demonstrate the White Label Application and the White Label Content as is reasonably necessary in performing any of the activities contemplated or exercising any of the rights granted under this Agreement (including, without limitation, the use and exploitation of all or any portion of the White Label Content on any website owned or controlled by AT&T or any AT&T Affiliate in connection with the promotion, advertising or marketing of the White Label Application or the White Label Content).Notwithstanding anything to the contrary set forth herein, the parties acknowledge that End Users may on occasion access a Distributed Application and the content therein outside the Territory via roaming connection or when not connected to a network, but the parties will not market or promote the fact that the Distributed Application may be available outside the Territory via such a roaming connection or otherwise, and will cooperate in instituting technical features to control or limit such access.”

(g) With respect to the White Label Application only, the first sentence of Section 4.4 does not apply to AT&T Acquired Content or AT&T Marks, for which AT&T shall be solely responsible; provided, if AT&T requires MobiTV to pull down AT&T Acquired Content from the White Label Application, it will do so promptly.

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(h) The parties agree that the following shall apply to the White Label Application in lieu of Sections 4.5.1 and 4.5.2 of the Agreement to:

““The initial content lineup for the White Label Application has been defined by AT&T and AT&T shall have approval rights over the addition of any new MobiTV Acquired Content. After the commercial launch, MobiTV may remove or reorder the MobiTV Acquired Content subject to Third-Party Content rights availability, MobiTV’s contractual obligations to the Third Party Content providers, Third Party Content license fees, and MobiTV’s provisioning costs (e.g., encoding and video delivery infrastructure); provided, MobiTV will treat AT&T no less favorably than any other distributor in the Territory with respect to such Third Party Content on a substantially similar white label general entertainment service (e.g., a service with a substantially similar lineup and economics) offered on a standalone basis.”

6. Location Based Services.

(a) With respect to the White Label Application only, Section 5.1 is hereby amended to add at the beginning: “Except to verify the presence of an End User in the Territory or to comply with black out restrictions and further”.

(b) With respect to the White Label Application only, all disclosures to End Users, including with respect to Location Information, as set forth in Section 5.2, will be made part of the user interface of the application.

(c) MobiTV, at its expense, and upon reasonable advance written notice to AT&T, has the right to examine or audit, during reasonable business hours, AT&T’s books and records on an annual basis in order to verify compliance with the payment provisions of the Agreement. Any such audit must be conducted, to the extent possible, in a manner that does not interfere with AT&T’s ordinary business operation and MobiTV will comply with AT&T’s customary security and confidentiality procedures in connection therewith.

7. Distribution and Pricing.

(a) The parties agree that the provisions of Sections 6.1, 6.2, 6.4.2(a), 6.5, 6.6 and Exhibits A, A-1 A and B of the Agreement will not apply to the White Label Application.

(b) The parties agree that Section 6.1.4 will not apply to the White Label Application. AT&T will have sole discretion to determine the price at which the White Label Application will be sold to End Users. The terms and conditions of Schedule 3 will apply to the White Label Application.

(c) With respect to the White Label Application only, Section 6.3.2 of the Agreement is deleted in its entirety and replaced with the following:

“By You. Except for the Client Download hosted by AT&T in the AppCenter or by third parties in a Mobile Marketplace, You are responsible at your sole expense for hosting all aspects of the Distributed Application.”

(d) With respect to the White Label Application only, Section 6.4.2(e) is amended to add at the beginning: “Subject to Your approval of the use of Third-Party Content”.

(e) Section 6.8 of the Agreement is amended by adding the following:

“Notwithstanding the foregoing, AT&T will be responsible for developing the EULA for the White Label Application; subject to MobiTV’s approval, not to be unreasonably withheld or delayed.”

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(f) The Parties agree that, notwithstanding Section 2 of Exhibit C, the advertising provisions of the Agreement, including the Ad Revenue Share, will apply to the White Label Application.

8. Authorizations. Notwithstanding anything to the contrary set forth in Section 6.4.2 of the Agreement, any use of screen shots, excerpts, trademarks or logos associated with the White Label Application by AT&T shall be subject to the prior written consent of MobiTV, not to be unreasonably withheld or delayed.

9. Responsibility. Section 6.9 of the Agreement shall not be applicable to the White Label Application.

10. Marketing.

(a) Section 6.10.2(a) of the Agreement is amended by adding the following at the end thereof:

“Solely relating to the White Label Application and subject to Your compliance with this Agreement and notwithstanding the preceding paragraph, AT&T Intellectual Property (an Affiliate of AT&T) hereby grants You a limited, non-exclusive, non-transferable (with no right to sublicense) right to Use AT&T’s Marks solely for the purpose of providing the White Label Application to AT&T and End Users: (a) on written materials promoting the availability of the White Label Application; (b) to the extent included in the user interfaces for the White Label Application (“User Interfaces”); and (c) in connection with the marketing and promotion of the White Label Application. Notwithstanding the foregoing, You may not market or promote the White Label Application without AT&T’s prior written consent in each instance. You may not use any of AT&T’s Marks for any other purpose without AT&T’s prior written consent. AT&T may modify, add to, or withdraw AT&T’s Marks for use by You under this Agreement, at any time on written notice to You and You will comply with any such changes. Prior to any use of any of AT&T’s Marks in the manner permitted herein, You submit a sample of such proposed use to AT&T for its prior written approval. Once AT&T approves a particular use of its Mark, the approval will remain in effect for such use until withdrawn with reasonable prior written notice. Without limiting the generality of the foregoing, You agree to comply with all usage guidelines and standards with respect to AT&T’s Marks, which may be furnished and revised by AT&T from time to time. You may not use a combination Mark consisting of one or more Marks of AT&T and any person or entity. All uses of AT&T’s Marks inure to the benefit of AT&T.”

(b) Section 6.10.2 is amended by adding the following as 6.10.2(c):

“(c) AT&T will have sole discretion to determine the branding of the White Label Application; provided that MobiTV is given sufficient advance notice of any change in branding. Without limiting the foregoing, AT&T may require that the White Label Application provided to AT&T be branded solely with AT&T’s Marks.”

11. Additional Marketing Terms. AT&T will have discretion to load the White Label Application on the main deck for Smartphones, among other Interactive Devices. Subject to further agreement on business terms, the Parties intend to integrate the White Label Application at the point of sale in AT&T retail stores beginning in March or April of 2011. The parties shall issue a joint press release announcing the launch of the White Label Application, as well as other mutually agreed press releases related to the White Label Application, e.g. for new services, new content).The White Label Application will include credit for MobiTV. AT&T’s promotional efforts may include demonstrations of The White Label Application in-store on high-profile devices.

12. User Data.

(a) Section 6.11.1 of the Agreement is deleted in its entirety and replaced with the following:

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“6.1.1 Privacy. All AT&T User Data will be owned by AT&T. Except with respect to the White Label Application only, the data collected by a party from End Users will be subject to that party’s standard privacy policies and the security, privacy and confidentiality provisions contained in this Agreement. The White Label Application will be subject to AT&T’s privacy policy. Except with respect to the White Label Application only (which will be treated as AT&T’s User Data), if AT&T and You independently collect the same piece of data from End Users, each party will treat such data as it treats its own End User information under the terms of this Agreement. At a minimum each party’s privacy policy will disclose (a) what customer information (“CI”) is collected and how it will be used by that party, (b) the identity of the party collecting the CI, (c) whether CI is shared with third parties, (d) the use of any tracking technology, if permitted, and (e) what general security measures are in place to protect the Cl.”

(b) Section 6.11.2 of the Agreement is amended by adding the following as subsection (c):

“(c) Notwithstanding the foregoing, MobiTV will be permitted to use data collected from End Users through the White Label Application for purposes of (i) operating, monitoring, maintaining, developing, and improving the White Label Application, and (ii) reporting to Third- Party Content providers pursuant to contractual requirements with such providers, as long as such providers agree to treat the data confidentially, the data do not include any personally identifiable information of End Users and are not identifiable to AT&T (unless AT&T otherwise agrees in writing). MobiTV also may use aggregated White Label Application Data, whether aggregated from AT&T User Data collected by MobiTV or Developer User Data, so long as MobiTV does not does not associate the data with an individually-identifiable End User and so long as AT&T usage is not separately identifiable from other distributors.

13. Security. With respect to the White Label Application only, Section 6.13.1 is amended to change “best efforts” (each place it appears) to “commercially reasonable efforts”.

14. Customer Care; Roadmaps. Section 6.14 of the Agreement is amended by adding the following at the end thereof::

“Notwithstanding the foregoing, AT&T is responsible for first tier customer care for the White Label Application and You are responsible for second tier support of AT&T. In addition and subject to any confidentiality obligations to third parties, with respect to the White Label Application only, the Parties will meet on a periodic basis to share future proposed applications for certification and service roadmaps providing detailed feature descriptions of such applications as well as associated delivery dates, and to plan any additional marketing activities. In that regard, You will, upon request of AT&T from time-to-time, provide AT&T with a nonbinding six month rolling forecast of product enhancements and developments. The information shared in such meetings shall be deemed Confidential Information of the respective disclosing Party. It is understood that any proposed services, roadmaps or marketing activities shared will not constitute a commitment or obligation on the part of either party, and that AT&T has not relied upon the availability of any future version of the White Label Application, or any future feature or functionality thereof in executing this Agreement.”

15. Term. Section 7.1 is hereby replaced with the following:

“The Term of this Agreement will extend until the date that is two (2) years from the commercial launch of the White Label Application, unless sooner terminated in accordance herewith (“Initial Term”). After the expiration of the Initial Term, this Agreement will be automatically extended for successive one month terms (each, a “Renewal Term”) until either party gives thirty (30) days written notice of non-renewal. The Initial Term and any Renewal Term are collectively referred to as the “Term.””

16. Termination. With respect to the White Label Application only:

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(a) Section 7.2.1 of the Agreement is hereby amended to insert the word “material” before the word “term” in subsection (a) and to delete subsection (b).

(b) Section 7.2.2 is hereby deleted and replaced with the following:

“By MobiTV for Breach. MobiTV may terminate this Agreement in the event that AT&T fails to comply with any material term of this Agreement and fails to cure such breach within 30 days after becoming aware of or receiving notice of such breach.”

(c) The following is added at the end of Section 7.3. “Upon MobiTV’s request, AT&T shall return to MobiTV any MobiTV Confidential information.”

17. Intellectual Property Rights. Section 8.1 of the Agreement is amended by adding the following as Section 8.1.1:

“8.1.1 AT&T Owned Work Product.

A. For purposes of this Section 8.1.1, “Service(s)” means any services set forth in an Order, which may include, but is not limited to, Your consultant, professional, technical and engineering services, maintenance, software development services, installation services, repair, training, and on-site support. For the avoidance of doubt, “Services” do not include the Applications or the provision thereof by MobiTV or anything set forth in this Agreement as of the Amendment Effective Date. The parties have not, as of the Amendment Effective Date, executed any Orders and do not anticipate the need to execute any Orders in connection with the Applications (including without limitation, the White Label Application) hereunder. “Order” means any written order executed by AT&T and by Your Chief Executive Officer with a certifying signature of Your General Counsel for Services in accordance with this Section 8.1.1 and expressly identified as an Order under this Section 8.1.1. The Intellectual Property Rights set forth in this Section 8.1.1 shall be applicable when, to the extent expressly set forth in an Order signed by both parties, (i) AT&T funds the Services via direct payment (but such funding shall not include standard license fees, standard per-subscriber license fees, revenue share or standard support and maintenance fees), as evidenced in the applicable Order, or (ii) You perform Services pursuant to specifications or requirements documentation under an Order provided by AT&T where such written specification or other requirements documentation fully describes the functional implementation). The Parties expressly agree that this Section 8.1.1 shall not apply to any work undertaken by You outside of the scope of an Order. An Order will be effective only when mutually agreed in writing by both parties. Ownership of and all rights in all content, developments, software and work product resulting from work performed by You under an Order (“Work Product”) including all Intellectual Property Rights, vests exclusively in AT&T regardless of whether the Work Product was created solely by You or jointly by the parties. The parties expressly agree to consider as a “work made for hire” any Work Product that qualifies as such under the laws of the United States or other jurisdictions. To the extent that the Work Product does not qualify as a “work made for hire” or where necessary for any other reason, You hereby assign to AT&T all such right, title and interest in such Work Product, and covenant to provide all reasonable assistance, including providing technical information relating to the Work Product and executing all documents of assignment (and cause its employees to provide such information and execute such documents) which AT&T may deem necessary or desirable to perfect its ownership interest in such Work Product, including trademark, patent or copyright applications, or otherwise, in such Work Product. Subject to the terms of the Order, if the Work Product contains materials You or others previously or independently developed, You grant and agree to grant to AT&T, or obtain for AT&T, a perpetual, non-exclusive, worldwide, assignable, transferable, royalty-free license to use, copy, modify, distribute, publicly display, publicly perform, import, manufacture, have made, sell, offer to sell (whether directly or through channels of distribution), exploit and sublicense such materials (and have others do any of the foregoing acts on AT&T’s behalf), but only as a part of AT&T’s exercise of its rights in the Work Product. Any such license shall include AT&T’s right to grant an unrestricted, royalty-free license to its Affiliates. You shall place a

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copyright or other proprietary notice on the Work Product at AT&T’s written request. The Work Product shall constitute AT&T’s Confidential Information under this Agreement.

B. If You wish to obtain a license from AT&T to any Work Product, and where there is mutual benefit to You and AT&T, the parties agree to negotiate in good faith, under separate written agreement, mutually agreeable terms and conditions, and to execute and comply with such terms and conditions between You and AT&T Intellectual Property, the exclusive third party authorized licensor of AT&T’s intellectual property, to grant such license to You to the Work Product or intellectual property.

C. In the event of any conflict between the terms of the Order and this Section 8.1.1 or otherwise in this Agreement, the terms of the Order will control.”

18. Confidentiality. Section 8.3 is hereby deleted and replaced with the following: This Agreement and the parties’ performance hereunder are subject to the Non-Disclosure Agreement dated as of March 31, 2010.

19. Representations and Warranties. With respect to the White Label Application only:

(a) Section 9.1(d) and (e) are hereby deleted and Section 9.1(f) is hereby amended to read as follows: “Your performance hereof and that portion of the White Label Application provided by You and under Your control do not and will not violate any applicable law or regulation; and.”

(b) The following is hereby added as Section 9.1.1 of the Agreement:

“9.1.1 AT&T’s Representations and Warranties. AT&T represents and warrants that:

(a) AT&T has the right and authority to enter into and perform its obligations under this Agreement;

(b). With respect to any express grants of rights and licenses by AT&T herein, AT&T has and will have for the term of this Agreement the right to make such grants.

(c) AT&T shall comply with all applicable federal, state, county, and local rules, and all foreign laws for any similar jurisdiction applicable to the exercise of its rights and the performance of AT&T’s obligations hereunder, including without limitation, all statutes, laws, ordinance, regulations and codes with respect to its role under this Agreement.”

20.	Indemnification. With respect to the White Label Application only,

(a) Section 9.3(a) of the Agreement is deleted and replaced with the following:

“(a) You agree to indemnify and hold harmless, and upon AT&T’s request, defend, AT&T, its Affiliates, and their respective directors, officers, employees, independent contractors and agents (each an “AT&T Indemnified Party”) from any and all third party claims, losses, liabilities, damages, taxes, expenses and costs, including without limitation, attorneys’ fees and court costs (collectively, “Losses”), incurred by an AT&T Indemnified Party and arising from or related to any of the following: (i) Your breach of any certification, covenant, obligation, representation or warranty in this Agreement; (ii) any claims that Your Application, or the distribution, sale, offer for sale, use or importation of Your Distributed Application Information, metadata or related trademarks and logos, or images and other materials that You provide hereunder violates, infringes or misappropriates any third party Intellectual Property Rights (“Infringement Claims”); (iii) Your breach of any of Your obligations under the EULA for Your Distributed Application; (iv) AT&T’s permitted use, promotion or delivery of Your Distributed Application, Distributed Application Information, metadata, related trademarks and logos, or images and other materials that You provide under this Agreement; or (v) Your use of the AT&T

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Development Tool Set or services, Your Application, Distributed Application Information, metadata, or Your development and distribution of any Application. Notwithstanding the foregoing, MobiTV will have no obligation under this Section to the extent that any such Infringement Claims arise from or relate to: (a) modifications of the White Label Application made by any party other than MobiTV (or by an AT&T Indemnified Party with MobiTV’s express authorization); or (b) combinations of the White Label Application with any other hardware, software, or materials not provided by MobiTV (“Combination Claims”) except to the extent that the use by AT&T Indemnified Parties of the White Label Application in combination with the third-party hardware, software or materials (i) is specifically recommended or required by MobiTV in the documentation provided by MobiTV, (ii) would be necessary for the use of the White Label Application in accordance with the terms hereof and no commercially reasonable non-infringing alternative to such combination would permit such use, or (iii) is of a type that is normal and reasonably anticipated for the White Label Application as viewed by a neutral third-party observer familiar with the relevant technologies and industries; or (c) use of the White Label Application by AT&T in a manner that violates this Agreement; or (d) any claims related to any AT&T Acquired Content, AT&T Marks or anything else provided by or on behalf of AT&T. MobiTV’s indemnification liability arising from Combination Claims shall be limited to that proportion of any loss, cost, expense or liability in connection with such claim that reasonably represents the relative materiality of the role that MobiTV’s products, services, or documentation played in such claim.”

(b) The following is added as Section 9.3(d):

“(d) AT&T agrees to indemnify and hold harmless, and upon Your request, defend you, Your Affiliates, and their respective directors, officers, employees, independent contractors and agents (each a “Mobi Indemnified Party”) from any and all Losses incurred by a Mobi Indemnified Party and arising from or related to (i) AT&T’s breach of any certification, covenant, obligation, representation or warranty under this Agreement, or (ii) a claim that the AT&T Acquired Content violates, infringes or misappropriates any third party Intellectual Property Rights, other than claims in connection with AT&T Performance Royalties, which shall be Your responsibility.”

(c) The following is added as Section 9.3(e):

“(e) The party seeking indemnification under this Section (the “Indemnified Party”) will give prompt written notice of any Claim to the indemnifying party (the “Indemnifying Party”), will cooperate with the Indemnifying Party in the defense of the Claim at the Indemnifying Party’s expense, and will tender the defense and settlement of the Claim to the Indemnifying Party; provided, however, that the Indemnifying Party will not enter into any settlement affecting the Indemnified Party’s rights without obtaining the Indemnified Party’s prior written consent. The Indemnified Party may participate in the defense with counsel of its choice at its own expense.”

21. Certain Disclaimers. With respect to the White Label Application only, the following is added to the end of Section 9.4.2:

“EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE WHITE LABEL APPLICATION AND ANY RELATED SERVICES ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MOBITV EXPRESSLY DISCLAIMS, TO THE BROADEST EXTENT PERMITTED BY LAW, ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE WHITE LABEL APPLICATION AND ANY RELATED SERVICES, WHETHER IMPLIED, EXPRESS, OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SUBJECT TO THE SERVICE LEVEL

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AT&T Agreement No. 20100609.081.A.001

AGREEMENT BETWEEN THE PARTIES AND WITHOUT LIMITING THE FOREGOING, MOBITV DOES NOT WARRANT THAT USE OR OPERATION OF THE WHITE LABEL APPLICATION WILL BE ERROR-FREE OR UNINTERRUPTED.”

22. Limitation of Liability. With respect to the White Label Application only, Section 9.4.3 is hereby replaced with the following:

“Except for either party’s obligations arising under Section 9.3 “Indemnification” and/or Section 8.3 “Confidentiality neither party hereto will be liable for consequential, incidental, special or punitive damages, or for loss of revenue or profit in connection with the performance or failure to perform under this Agreement, whether foreseeable or unforeseeable, even if such party has been advised of the possibility of such damages, arising out of this Agreement, whether such liability arises from breach of contract, tort, any express or implied warranty, misrepresentation, negligence, strict liability, tort or any other theory. EXCEPT WITH RESPECT TO EACH PARTY’S OBLIGATIONS UNDER SECTION 9.3 “INDEMNIFICATION” AND/OR SECTION 8.3 “CONFIDENTIALITY,”, IN NO EVENT WILL EACH PARTY’S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER IN CONTRACT OR TORT OR OTHERWISE, EXCEED [*]. THE FOREGOING SENTENCE WILL NOT APPLY TO ANY NONPAYMENT OR UNDERPAYMENT BY AT&T OF ANY FEES DUE UNDER THIS AGREEMENT TO THE EXTENT OF SUCH NONPAYMENT OR UNDERPAYMENT. THE PARTIES ACKNOWLEDGE THAT THE TERMS OF THIS SECTION AND THE DISCLAIMERS OF WARRANTY IN SECTION 9.4.2 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY.”

23. Notices. The following shall replace Section 10.5 of the Agreement:

“10.5 Notices. All notices or demands given hereunder or required by law will be given in writing, will refer to this Agreement and will be effective i) upon the date of personal delivery if delivered by hand; ii) upon the date of confirmed receipt if delivered by facsimile transmission or email ii) or upon the date of receipt by recognized overnight courier; or iv) three (3) days after deposit in the United States mail (registered or certified mail, postage prepaid, return receipt requested). Any party may change such address by giving the other party written notice of such change, referencing the change as a modification to this Section of this Agreement.

AT&T:	[*]
Attn.: [*]
With a copy to:
(a) [*]; (b) Senior Vice President and Assistant General Counsel — Mobility and Consumer Markets; and (c) [*]

MobiTV:	MobiTV, Inc.
Attn: CEO
Address: 6425 Christie Avenue, 5th Floor; Emeryville, CA 94608
Phone: 510-450-5000
With a copy to: VP and General Counsel”

24. General.

(a) The reference to “AT&T” in the first sentence of Section 10.7 of the Agreement is hereby changed to “either party”.

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AT&T Agreement No. 20100609.081.A.001

(b) Clause (b) in the last sentence of Section 10.9 of the Agreement is hereby deleted.

25. Obligations Upon Termination; Survival; Wind Down Period. You agree that, upon the expiration of this Agreement or termination of this Agreement by AT&T under Section 7.2, AT&T may elect (on written notice to You) to have You continue to provide the White Label Application to End Users who have subscribed to the White Label Application on or before such expiration or termination (“Wind Down Users”). If AT&T makes such election, the Parties will continue to meet their obligations hereunder with respect to such Wind Down Users (but no new End Users will be added) for a period equal to the remainder of the Wind Down Users’ then-current contracts. Except as specifically provided above, upon the expiration or termination of this Agreement, all rights and obligations of the Parties will cease to be effective as of the date of the termination or expiration; provided that all provisions of this Agreement that reasonably may be interpreted or construed as surviving will survive, including but not limited to any obligations necessary to comply with the post-termination obligations of this Section. (Without limitation, upon the termination or expiration of this Agreement, AT&T shall cease its marketing, promotion, offering and selling of the White Label Application.)

25. Exhibit A-1.

(a) The parties acknowledge and agree that, notwithstanding anything to the contrary set forth in Section 2 of Exhibit A-1 of the Agreement, AT&T has, since the Effective Date, due to a technical issue with the billing system paid MobiTV a revenue share of [*] for all Applications regardless of whether such Applications were pre-loaded on an Interactive Device. AT&T agrees that such payments are final, that until the technical issue is resolved MobiTV will continue to receive [*] of the Net Revenue and AT&T waives any claim to such additional [*] of Net Revenue.

(b) With respect to the White Label Application only, Section 4 of Exhibit A-1 of the Agreement is replaced with the following:

“AT&T will report and remit to the applicable governmental entities any sales/use or similar end-user taxes or fees which may be assessed in respect of the sale of the White Label Service to End Users hereunder. If any taxes, charges or governmental fees (other than those set forth in the preceding sentence) are owed in respect of the license of the White Label Service to AT&T hereunder, the Party with legal responsibility therefor will report and remit such taxes, fees and charges.”

26. No Further Agreement.

Except as modified by this Amendment, the Agreement will continue in full force and effect in accordance with its terms. The parties expressly agree that (a) effective as of the Original Agreement Date, the Agreement supersedes and replaces the Wireless Information Service Licensing Agreement between the parties dated as of October 25, 2004, as amended (the “WISA”), and that (b) the Services Agreement dated October 11, 2006 remains in full force and effect in accordance with its terms. The parties acknowledge and agree that all amounts due and owing under the WISA are final and have been paid and waive any claims with respect to such amounts.” The Parties will discuss during the first quarter of 2011 in good faith the possible application of the amended provisions in this Amendment to Applications other than the White Label Application.

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AT&T Agreement No. 20100609.081.A.001

AGREED TO AND SIGNED by the duly authorized representatives of the Parties as of the date first set forth above.

/s/ ILLEGIBLE	/s/ WILLIAM E. LOSCH

(Signature) For William Markwell	(Signature)

Printed Name: William Markwell	Printed Name: William Losch
Title: Senior Contract Manager	Title: Chief Financial Officer mobitv
Date: 12/21/2010	Date: 12/22/2010
Address:	Address:
2000 W. AT&T Center Drive Loc. 3A35D Hoffman Estates, Illinois 60192	6425 Christie Ave., 5th Floor Emeryville, CA 94608

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AT&T Agreement No. 20100609.081.A.001

SCHEDULE 1

DETAILED DESCRIPTION OF WHITE LABEL APPLICATION

AT&T U-verse Mobile Live TV

The White Label Application provides mobile video services to selected AT&T mobile devices. These services consist of Live video (streaming), streaming Video On Demand (VoD) and video that can be download, stored and played back locally. The latter service may not be available on all devices due to device restrictions (limited memory, etc.). These services are delivered over AT&T mobile 3G network and/or WiFi according to AT&T defined policies, device capabilities and user settings. The following are the features and functionality anticipated by the parties, provided that the content line up is subject to change and feature/functionality availability may vary depending upon the capabilities of a particular Interactive Device.

•	Live, on-demand & downloadable* mobile TV

•	General entertainment content lineup, including e.g., live sports on ESPN Mobile TV, news on MSNBC and FOX News and children’s programming

•	Full episodes for download and local storage or streaming on-demand from networks such as Comedy Central, NBC, CBS, ABC, Disney Channel, MTV.

•	Full Episodes: Full episodes of shows from major networks

•	User Interface: User interface presenting live and on-demand content on the home screen of the application.

•	Navigation: Channels and shows shall be organized in category folders — Comedy, Drama, Kids etc. — as well as by network.

•	Guide Overlay: Users may navigate throughout the channel guide without having to stop watching the show being currently viewed.

Currently Planned Lineup:

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AT&T Agreement No. 20100609.081.A.001

SCHEDULE 2

SERVICE LEVEL AGREEMENT

This Service Level Agreement (“SLA”) defines the service level requirements between You and AT&T for the White Label Application. This document defines the requirements of Licensor for performance metrics, reporting, incident management and change management. It lists the contact information for both companies.

1. Service Description

1.1. The White Label Application is described in Schedule 1.

2. Definitions

Unless defined herein, all capitalized terms shall have the meanings set forth in the Agreement

Term	Definition
Availability	The percentage resulting from the following calculation: [1-(Down Time/(Total Time)] x 100. Availability percentages shall be expressed to [*].

Business Hours	Monday through Saturday, 5:00 AM to 900 PM PST.

Down Time	The number of minutes the White Label Application experiences a Severity 1 incident and excludes scheduled downtime

Emergency Maintenance	Maintenance required outside the agreed-upon Scheduled Maintenance, or necessary within Scheduled Maintenance but not scheduled in advance pursuant to Section 6. Any downtime due to Emergency Maintenance will be counted against Availability.

Hours of Operation	24 hours a day, 7 days a week and 365 days a year.

Incident	Any problem with the White Label Application for which AT&T requests support in conformance with this SLA. Any impact, regardless of how minor, to AT&T customers will be considered as an outage/incident and Incident Management Process will be initiated.

Incident Management Process	This facilitates incident management through the notification and escalation processes. This process alerts designated AT&T departments to White Label Application-affecting incidents and provides a method by which succeeding levels of technical expertise and related management are engaged in restoration activities.

Operational	The White Label Application or any component thereof is (i) functional and available to its intended end user in full accordance with its documentation and all applicable specifications, and (ii) not experiencing any customer-impacting errors, defects or service-limiting issues.

Resolution	The correction of the error, defect or condition giving rise to the incident/outage.

Root Cause Analysis	The process of identifying the core events that resulted in failure to meet performance requirements.

Scheduled Down Time	The number of minutes of Down Time incurred during Scheduled Maintenance. Any downtime in excess of allowed minutes as outlined in section 6.1 will be counted against the Availability calculations.

Scheduled Maintenance	The number of minutes of maintenance that is scheduled in advance. Scheduled Down Time shall occur within the Scheduled Maintenance window. Any downtime outside of the maintenance window will be counted against the availability calculations.

Service Impact Report (“SIR”)	The severity level assigned to an Incident based on the Incident classifications defined in section 5.5 below. SIR reflects the degree of customer impact resulting from an incident, with an SIR 1 having the greatest impact and a SIR 3 having the least.

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AT&T Agreement No. 20100609.081.A.001

Term	Definition
Technical Bridge	A teleconference that brings together appropriate technical people and their immediate supervisors and managers to focus on isolating and resolving an Incident.

Executive Bridge	A teleconference used by higher-level managers or executives who need to understand what has occurred, the progress made toward Incident Resolution and whether or not additional resources are needed to resolve the Incident.

Total Time	The total number of minutes in a given calendar month.

Trouble Ticket	A numbered record that documents a significant event or Incident. The tracking document for an Incident or Scheduled Maintenance.

3. Performance Requirements

3.1. Monthly Availability Performance Requirement

Subject to the remedies set forth below, You will ensure that all the White Label Application maintains a monthly Availability of [*].

3.2. Service Level Reporting

You will provide AT&T with reporting for availability on a monthly basis. The reports are due by the sixth (6th) business day following the reporting period. These reports will include:

3.2.1. Availability

3.2.2. Minutes of Scheduled Maintenance and any resulting Down Time

3.2.3. Minutes of Emergency Maintenance and any resulting Down Time

3.2.4. Total Down Time

3.2.5. List of Incidents with date, start time, stop time, network element impacted and root cause

3.2.6. Capacity Analysis reports (quarterly)

3.2.7. Non Performance Compensation calculations (Availability) )

AT&T may choose to use an external tool to measure Your performance. You will cooperate with AT&T to allow the proper access and connectivity such that AT&T’s external tools may be utilized.

4. Non-Performance and Chronic Failure

4.1. Non-Performance

If Availability falls below [*] at any point in time, AT&T may, upon notice, suspend Your White Label Application until Availability is restored to [*]. In such case, You shall promptly provide a corrective performance plan in writing to resolve the issue and You shall promptly execute the corrective performance plan. Upon execution, the White Label Application shall be restored.

4.2. Chronic Failure

If the Availability Performance Requirement is (i) below [*] in any [*]; (ii) below [*] in any [*] in a calendar year (“Chronic Failure”), AT&T may AT&T may terminate for convenience if ongoing chronic failures are not cured in accordance with corrective performance plan. You shall promptly provide a corrective performance plan in writing to resolve Chronic Failure and You shall promptly execute the corrective performance plan. Non- Performance Compensation — Service Availability as its sole and exclusive remedy for any failure to meet the Availability level noted, AT&T shall receive an adjustment to monthly invoice for shortfall in the Availability requirement per Table below.

4.2.1. Availability Credits

Service Availability	Monthly Invoice Credit for Availability Shortfall
[*]	[*]

[*]	[*]

[*]	[*]

[*]	[*]

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AT&T Agreement No. 20100609.081.A.001

All credits owed to AT&T must be requested by AT&T within [*] days of the end of the calendar month for which AT&T is entitled to a credit, and shall be credited against the Service Fees payable to MobiTV for the month following the calculation of the credit, or if the Agreement has terminated, MobiTV shall pay AT&T such amount within [*] days of the effective date of such termination.

5. Incident Management

AT&T and Your collaboration and communication are keys to mutual success. All entities responsible for White Label Application Availability will follow this matrix for Incident communication and Incident Management.

5.1. Monitoring

You will monitor all functional components and all network connectivity points related to the White Label Application 24 hours per day, 7 days per week, and 365 days per year. You will have 24x7x365 NOC with live person to handle phone calls.

5.2. Trouble Tickets and Updates

You will coordinate Incident isolation, testing and repair work for all White Label Application errors, defects or White Label Application problems, and all third-party system errors, defects or problems that are within Your span of control. You will proactively inform AT&T when an issue or condition arises that may cause potential system anomalies and additional Trouble Tickets.

5.3. AT&T Notification to You

AT&T may communicate Incidents to You by email or telephone at any time. In each case, AT&T will open a Trouble Ticket with information to assist in Incident Resolution and will assign an SIR to the Incident. You will generate a single response by email for each Trouble Ticket regardless of Trouble Ticket receipt method. The email response from You will include the information supplied to AT&T per Example A: Incident Notification or Trouble Ticket.

5.4. Your Notification to AT&T

In the event that You identify an Incident, You are responsible for notifying AT&T within 15 minutes via phone call to the NOC and a follow up email. AT&T shall track Incidents via a common Incident or Trouble Ticket number. Licensor shall provide a first response, first update and subsequent updates for each Incident according to time periods described in table 5.5.

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5.5. Incident Classifications

A distinction will be made between single-customer issues and network impacting issues affecting multiple customers. This section deals with issues that impact the network in conjunction with Your application and typically are monitored and managed by AT&T network operations center overseeing the wireless network Single-customer issues are more likely to be reported through AT&T Customer Care. In the event of an incident affecting multiple customers, AT&T will assign initial SIR. AT&T assigns SIR per table below:

Service Impact Report	Description	Initial Notice	Updates	Resolution
SIR 1	This incident level is attained when any of the following conditions are met and affect [*] or more of subscribers: [*]	[*]	[*]	[*]

SIR 2	This incident level is attained when any of the following conditions are met and affect [*] of subscribers: [*]	[*]	[*]	[*]

SIR 3	This incident level is attained when any of the following conditions are met: [*]	[*]	[*]	[*]

5.6. Technical Bridge

AT&T may establish a Technical Bridge for any Incident. You shall join the Technical Bridge upon [*] notice from AT&T. The Technical Bridge is used for NOC-to-NOC communication, troubleshooting, triage and escalation. Separate Executive Bridge is established as required to bring management executives from AT&T and You to discuss the outage and appropriate plan of action. AT&T will notify You at least [*] prior to the start of the bridge. Unless otherwise notified by AT&T, a Technical Bridge will be established as follows:

Action	SIR 1	SIR 2	SIR 3
Technical Bridge	[*]	[*]	[*]

5.7. Root Cause Analysis

You will provide written assessment of the root cause of all SIR Incidents. The preliminary assessment is due within [*] of Incident closure with the completed RCA within [*] business days. If RCA is not provided within [*] days, AT&T may withhold any payments until RCA is provided. Example B: Root Cause Analysis (RCA) Worksheet has the required categories and is a suggested format.

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6. Change Management — Maintenance

6.1. Scheduled Maintenance/Scheduled Downtime

You will notify AT&T by email no less than [*] working days before a standard Scheduled Maintenance event. Any major Maintenance activity (e.g. Datacenter moves, connectivity changes) which requires any change on AT&T’s network or requires AT&T support will require [*] week notification prior to the start of the work. The Example C: Maintenance Request Worksheet includes the required information to request scheduled maintenance. AT&T accepts the Scheduled Maintenance request unless AT&T responds at least [*] before the Scheduled Maintenance. You will notify AT&T via email immediately prior to and after the Scheduled Maintenance is performed, or if Scheduled Maintenance is postponed or cancelled. You will be available to join Technical Bridges during Scheduled Maintenance as reasonably requested by AT&T.

Scheduled Maintenance will not exceed [*] of downtime per month for the White Label Application. You will notify AT&T of Scheduled Down Time and it will occur during the Scheduled Maintenance window. Scheduled Down Time will not count against Availability until the [*] level has been exceeded.

6.2. Maintenance Window

You will perform Scheduled Maintenance and Scheduled Down Time from Monday to Sunday between the hours of 12:00 AM and 3:00 AM Pacific Time. AT&T may at times request that You close a maintenance window so that AT&T can perform maintenance.

6.3. Emergency Maintenance

Should You require Emergency Maintenance, You will contact AT&T Operations immediately and follow up with a completed Example C: Maintenance Request Worksheet. Any Down Time resulting from Emergency Maintenance shall be included as Down Time in the Availability calculation and reports.

6.4. Holiday Network Freeze

Except for critical activities, You will not conduct any maintenance activities that could impact AT&T’s services during AT&T’s holiday network freeze period, targeted to be the period on or about Thanksgiving until January 15th of the following calendar year.

Additionally, except for critical activities, You will not conduct any maintenance activities that could impact AT&T’s services during other holiday maintenance freeze periods (e.g. Halloween) or AT&T branded campaign maintenance freeze periods (e.g. American Idol text voting shows). AT&T will make best effort to notify You at least 2 weeks prior to any additional maintenance freeze periods.

7. Single User Issues

Issues impacting Single Users (as opposed to Network issues impacting large number of users) and typically impact only handset functionality in conjunction with Your White Label Application will be submitted by AT&T customer facing organization You and will be classified according to the severity level based on number of users impacted. AT&T will classify each ticket based on the table below. Initial acknowledgement from You will include ticket number for tracking purpose. Once the issue has been resolved, You will provide summary of the issue, and what was done to fix it.

Ticket Severity	Definition of Impact	Initial acknowledgement	Resolution (issues resolved and closed)

Critical	• [*]	[*]	[*]

Major	• [*]	[*]	[*]

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Ticket Severity	Definition of Impact	Initial acknowledgement	Resolution (issues resolved and closed)

• [*].

Minor	• [*]	[*]	[*]

• [*]

8. Business Continuity

You shall deliver to AT&T a Business Continuity Plan and Disaster Recovery (IT) Plan. You shall have in place primary and preferably second data center, redundant hardware and failover capability, either at same data center or geographically redundant hardware and failover capability. You will have daily data backup & weekly offsite storage in place.

8.1. Business Continuity

Testing You must annually demonstrate its ability to recover from a disaster in order to continue to meets its service performance and availability metrics by conducting annual internal testing of its ability to conform to its current Business Continuity and / or Disaster Recovery Plan. You shall conduct annual internal testing and provide AT&T the results of such testing.

You agree to participate in AT&T business continuity exercises designed to test the effectiveness of communication, business process, and IT recovery systems, including the availability of You to participate in a phone conference tabletop exercise which will demonstrate the ability of You to communicate with AT&T during an incident, and provide feedback on internal plan activities and improvements. Upon reasonable request by AT&T in connection with such exercises, You will use reasonable efforts to obtain the participation of any of its third party suppliers in such phone conference tabletop exercise to the extent such suppliers are materially responsible for actions under Your current Business Continuity and / or Disaster Recovery Plan. There are and will be no requirements in such exercises for You equipment or actual mobilization of plan activities. You will be given (60) day’s written notice of AT&T test requirements for such exercises, and such participation shall not exceed two (2) three (3) hour exercises per year. AT&T tests will in no way be considered Your internal test.

9. Contacts and Hours of Operation

The following Contacts information may be updated and republished anytime by either party upon written notice to the other. Changes will not be maintained within this SLA document. Please notify AT&T of changes at: [*].

AT&T	Hours of Operation	Role	Phone/Email
Mobility Network Operations Center (MNOC)	24 x 7 x 365	Incident Management and Emergency Maintenance	[*] [*]

Mobility External Partner Management	8:00 am - 5:00 pm PT Monday - Friday	Incident Root Cause Analysis, Performance Reports and Tier 2 Support	[*]

Mobility Change Management	8:00 am - 5:00 pm PT Monday - Friday	Maintenance Notification - all maintenance	[*]

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Tier	Title	Phone (Office)	Phone (Mobile)	Email Address
1	Network Operations Center	[*]	n/a	[*]

2	Network Operations Center Manager	[*]	[*]	[*]

3	Director of Operations	[*]	[*]	[*]

4	VP of Operations	[*]	[*]	[*]

Product Manager Contact Information

Title:	Sr. Director, Product Management

Address:	6425 Christie Ave. Suite 500

City, State Zip	Emeryville, CA 94611

Phone Number:	[*]

Fax Number:	[*]

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AT&T Agreement No. 20100609.081.A.001

SCHEDULE 3

PRICING AND PAYMENT

AT&T agrees that You will receive the greater of (i) [*] of the “Net Revenue” generated by the sale or other exploitation of the White Label Application under this Agreement (the “Revenue Share”); or (ii) [*] per month per End User. For these purposes, “Net Revenue” means the gross price collected from End Users for the White Label Application (other than any transport or other telecommunications charges), less any credits, sales taxes, use taxes, or other governmental charges (e.g., Universal Service Fee Charges).

AT&T will calculate the amount due to be remitted or paid to You (collectively “Remittance”) at the end of every calendar month. You will integrate into the AT&T designated billing vendor (currently QPass) in compliance with QPass requirements. Once integrated, You will have access to the vendor on-line reporting system. In addition, AT&T will provide a statement describing the Remittance due to You, and pay that Remittance to You in United States dollars, within [*] days after the end of each calendar month through its designated billing vendor (i.e. QPass). AT&T agrees to maintain accurate books and records regarding the Remittance payable to You under this Agreement. Each statement will be deemed final and binding unless You provide notice of Your specific objections thereto to AT&T within one (1) year of the date on which such statement was due.

From time to time, either party may propose offering the White Label Application at no charge to induce sales or for promotional purposes or for other uses of a White Label Application for which no direct payment is received by AT&T. Such proposals will be made in writing but such proposals will not be binding until the parties mutually agree. Such agreement may be reflected in an email, which shall be deemed to be an amendment to this Agreement unless either party requests an executed amendment.

You will be responsible for all fees, charges and other payments of any kind whatsoever due to any songwriters, publishers, featured or non-featured performers, producers, engineers, mixers, re-mixers and any other third parties who may be entitled to compensation as a result of the use of the White Label Application, or any musical works embodied in the White Label Application (including any amounts that may be payable in connection with the public performance of any musical work embodied in any White Label Application) under this Agreement.

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Schedule 4

Testing and Acceptance Process

A. Testing. Timing of delivery and testing of the White Label Application will be as mutually agreed by the Parties (including mutual agreement on providing test feedback and a mutually agreed test plan) in advance of the proposed launch. Unless the parties agree in writing otherwise, You will correct any material defect (as defined in the test plan) discovered during testing prior to the commercial launch date.

If AT&T rejects all or any portion of the White Label Application, then it will provide a written notice detailing the basis for rejection. If all or any portion of the White Label Application is rejected three consecutive times due to a failure to correct any material defect despite Your opportunity to cure such defect and You are unable to correct such defect, AT&T will have the right to terminate further testing with respect to such version unless the parties mutually agree otherwise.

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Execution Copy	Agreement Number 20100609.081.A.002

Amendment No. 2 to AT&T Developer License Agreement

THIS AMENDMENT NO. 2 TO AT&T DEVELOPER LICENSE AGREEMENT (“Amendment”) is entered into effective as of March 31 , 2011 (the Amendment Effective Date”), by and between AT&T Mobility LLC, on behalf of itself and AT&T Affiliates (as defined below) (collectively “AT&T”) and MobiTV, Inc., a Delaware corporation, located at 6425 Christie Ave., Suite 500, Emeryville, CA 94608 (“You” or “MobiTV”) and amends the AT&T Developer License Agreement accepted by You on April 5, 2010 and amended in Amendment No. 1 (“Amendment One”) to AT&T Developer License Agreement (as so amended, the “Agreement”). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Section 3.2.2(b) of the Agreement AT&T may elect to acquire and/or license or create AT&T Acquired Content and request distribution of such AT&T Acquired Content on the Distributed Applications; and

WHEREAS, AT&T now desires to make such AT&T Acquired Content available for such distribution. NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1. AT&T Acquired Content.

(a) Section 3.2.2(b) of the Agreement as amended by Amendment One is hereby further amended to provide that AT&T may, in its sole discretion, acquire and/or license or create content (including to the extent applicable, AT&T advertising materials) for distribution through Distributed Applications, in addition to the White Label Application. All such content, whether for distribution through the White Label Application or the Distributed Application, will be referred to as “AT&T Acquired Content.”

(b) With respect to the AT&T Acquired Content described on an Appendix in the form of Appendix A hereto (which shall be numbered Appendices A-1, A-2, etc. and may be added via email confirmation), AT&T hereby grants to You the royalty-free, nonexclusive, non-transferable (other than in accordance with an assignment allowed under Section 10.2) right and license during the Term and in the Territory (with no right of sublicense) to: (i) sell, market, preload and promote the AT&T Acquired Content on Distributed Applications including the White Label Application; (ii) distribute the AT&T Acquired Content, including through Mobile Marketplaces; (iii) permit End Users to use the AT&T Acquired Content on Interactive Devices; and (iv) subject to AT&T’s right to approve Your uses of AT&T Acquired Content in each case. Use, reproduce, perform, distribute, display and demonstrate the AT&T Acquired Content as is reasonably necessary in performing any of the activities contemplated or exercising any of the rights granted under this Agreement (including, without limitation, the use and exploitation of all or any portion of the AT&T Acquired Content on any website owned or controlled by You in connection with the promotion, advertising or marketing of the Distributed Applications or the AT&T Acquired Content).

(c) With respect to AT&T Acquired Content, AT&T will be solely responsible for acquiring all rights for such content and paying all Third-Party Royalties; provided, however, the treatment of Public Performance Rights are set forth in Appendix A (and any Appendix added hereto).

(d) Without limitation of the revenue share payments in the ordinary course in accordance with Exhibit A-1 to the Agreement, AT&T shall not receive any license fees or other payments from You for the license of the AT&T Acquired Content as set forth above.

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Execution Copy	Agreement Number 20100609.081.A.002

(e) The AT&T Acquired Content shall be provided in accordance with the technical specifications set forth in Appendix B hereto.

2. AT&T’s Representations and Warranties/Indemnities. For the avoidance of doubt, Section 9.1.1(b) shall apply to the license of the AT&T Acquired Content hereunder. In addition, Section 9.3(d) as added in, Amendment No. 1 shall apply to the distribution of the AT&T Acquired Content hereunder to all Distributed Applications, including the White Label Application, provided that the final clause (“other than with respect to AT&T Performance Royalties, which shall be Your responsibility”) shall not apply.

3. No Further Agreement.

Except as modified by this Amendment, the Agreement will continue in full force and effect in accordance with its terms.

AGREED TO AND SIGNED by the duly authorized representatives of the Parties as of the date first set forth above.

AT&T MOBILITY LLC	MobiTV, Inc.

/s/ WILLIAM MARKWELL	/s/ WILLIAM S. LOSCH

(Signature)	(Signature)

Printed Name: William Markwell	Printed Name: William Losch
Title: Senior Contract Mgr.	Title: Chief Financial Officer mobitv
Date: 4-1-2011	Date: 4/1/11
Address: 1055 Lenox Blvd. Atlanta, Georgia 30319	Address: 6425 Christie Ave., 5th Floor Emeryville, CA 94608

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Execution Copy	Agreement Number 20100609.081.A.002

Appendix A

[Name of Content]

Description of AT&T Acquired Content:

Public Performance Rights:

Applicable Distributed Applications (e.g, MobiTV, the White Label Application, etc.):

Other Provisions:

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Execution Copy	Agreement Number 20100609.081.A.002

Appendix A-1

Masters Content

[*]

4-5

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* Pages 4-5 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy	Agreement Number 20100609.081.A.002

Appendix B

DELIVERY SPECIFICATIONS

[*]

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* Pages 6-9 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement Number 20100609.081.A.003

Amendment No. 3 to AT&T Developer License Agreement

THIS AMENDMENT NO. 3 TO AT&T DEVELOPER LICENSE AGREEMENT (“Amendment”) is entered into effective as of April 5, 2011 (the Amendment Effective Date”), by and between AT&T Mobility LLC, on behalf of itself and AT&T Affiliates (as defined below) (collectively “AT&T”) and MobiTV, Inc., a Delaware corporation, located at 6425 Christie Ave., Suite 500, Emeryville, CA 94608 (“You” or “MobiTV”) and amends the AT&T Developer License Agreement accepted by You on April 5, 2010 and emended in Amendment No. 1 and Amendment No. 2 (“Amendment Two”) to AT&T Developer License Agreement (as so amended, the “Agreement”). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to Section 3.2.2(b) of the Agreement AT&T may elect to acquire and/or license or create AT&T Acquired Content and request distribution or such AT&T Acquired Content on the Distributed Applications; and

WHEREAS, the parties now desire to more specifically define their responsibilities with respect to such AT&T Acquired Content.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1. AT&T Acquired Content.

(a) Section 3.2.2(b) shall be replaced in whole with the following:

With respect to MobiTV Acquired Content, You will be solely responsible for acquiring all rights for content to be made available through, via, or in connection with, the White Label Application. AT&T may, in its sole discretion, acquire and/or license or create content (including to the extent applicable, AT&T advertising materials) for distribution through Distributed Applications, in addition to the White Label Application. All such content, whether for distribution through the While Label Application or the Distributed Application, will be referred to as “AT&T Acquired Content.” With respect to the AT&T Acquired Content described on an Appendix in the form of Appendix A hereto (which shall be numbered Appendices A-1, A-2, etc. and may be added via email confirmation), AT&T hereby grants to You the royalty-free, nonexclusive, non-transferable (other than in accordance with an assignment allowed under Section 10.2) right and license during the Term and in the Territory (with no right of sublicense) to: (i) sell, market, preload and promote the AT&T Acquired Content on Distributed Applications including the White Label Application: (ii) distribute the AT&T Acquired Content, including through Mobile Marketplaces; (iii) permit End Users to use the AT&T Acquired Content on Interactive Devices; and (iv) subject to AT&T’s right to approve Your uses of AT&T Acquired Content in each case, Use, reproduce, perform, distribute, display and demonstrate the AT&T Acquired Content as is reasonably necessary in performing any of the activities contemplated or exercising any of the rights granted under this Agreement (including, without limitation, the use and exploitation of all or any portion of the AT&T Acquired Content on any website owned or controlled by You in connection with the promotion, advertising or marketing of the Distributed Applications or the AT&T Acquired Content). As between MobiTV and AT&T, AT&T is solely responsible, on a through-to-the-end-user basis, in connection with obtaining the right to the public performance of musical compositions contained in AT&T Acquired Content (“Public Performance Rights”) and, subject to the following sentence, paying all royalties or fees (“PPR Fees”) due therefor. In the event that, as between AT&T and the provider of such AT&T Acquired Content, AT&T is responsible for the PPR Fees , AT&T may elect to have MobiTV reimburse AT&T for the amount of such PPR Fees solely for AT&T Acquired Content distributed through Distributed Applications other than the White Label Application. In such case, AT&T shall inform MobiTV of such fact and, to its knowledge, the approximate amount of such PPR fees in writing prior to such distribution and in the event that MobiTV elects to continue with such distribution, MobiTV shall promptly reimburse

MobiTV Content License Agreement Rev. 1-2011	1
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Agreement Number 20100609.081.A.003

AT&T for such Fees paid by AT&T. MobiTV shall cooperate with AT&T to provide information in MobiTV’s possession that is required by the performing rights organizations in connection with such license.

(b) Without limitation of the revenue share payment in the ordinary course in accordance with Exhibit A-1 to the Agreement, AT&T shall not receive any license fees or other payments from You for the license of the AT&T Acquired Content as set forth above.

(c) The AT&T Acquired Content shall be provided in accordance with the technical specifications set forth in Appendix B hereto.

2. AT&T’s Representations and Warranties/Indemnities. For the avoidance of doubt, Section 9.1.1(b) shall apply to the license of the AT&T Acquired Content hereunder. In addition, Section 9.3(d) as added in Amendment No. 1 shall apply to the distribution of the AT&T Acquired Content hereunder to all Distributed Applications, including the White Label Application, provided that the final clause (“other than with respect to AT&T Performance Royalties, which shall be Your responsibility”) shall not apply.

3. No Further Agreement.

Except as modified by this Amendment, the Agreement will continue in full force and effect in accordance with its terms.

AGREED TO AND SIGNED by the duly authorized representatives of the Parties as of the date first set forth above.

AT&T MOBILITY LLC on behalf of Itself and AT&T Affiliates	MobiTV, Inc.

/s/ WILLIAM MARKWELL	/s/ TERRI FALCONE
(Signature)	(Signature)

Printed Name: William Markwell	Printed Name: Terri Falcone
Title: Senior Contract Manager	Title: Vice President, Finance
Date: 4-5-2011	Date: 4/13/11
Address: 2000 W AT&T Ctr Dr (3A35D)	Address: 6425 Christie Ave., 5th Floor
Hoffman Estates, Ill 60192	Emeryville, CA 94608

MobiTV Content License Agreement Rev. 1-2011	2
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Proprietary/Confidential Information

Agreement Number 20100609.081.A.003

Appendix A

[Name of Content]

Description of AT&T Acquired Content:

Applicable Distributed Applications (e.g, MobiTV, the White Label Application, etc.):

Other Provisions:

MobiTV Content License Agreement Rev. 1-2011	3
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Agreement Number 20100609.081.A.003

Appendix B

DELIVERY SPECIFICATIONS

[*]

MobiTV Content License Agreement Rev. 1-2011	4-7
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Proprietary/Confidential Information

* Pages 4-7 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT NO. 20100609.081.A.004

AMENDMENT NO. 4 TO AT&T DEVELOPER LICENSE AGREEMENT

THIS AMENDMENT NO. 4 TO AT&T DEVELOPER LICENSE AGREEMENT (this “Amendment”) is entered into effective as of July 25, 2011 (the “Amendment Effective Date”), by and between AT&T Mobility LLC, on behalf of itself and AT&T Affiliates (collectively “AT&T”) and MobiTV, Inc., a Delaware corporation, located at 6425 Christie Ave., Suite 500, Emeryville, CA 94608 (“MobiTV” or “or “You”), and amends the AT&T Developer License Agreement accepted by MobiTV on April 5, 2010 and amended in Amendment No. 1 (“Amendment No. 1”), Amendment No. 2 and Amendment No. 3 to AT&T Developer License Agreement (as so amended, the “Agreement”). Capitalized terms not otherwise defined herein will have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties desire to make the White Label Application available on the Apple Devices (as defined below); and

WHEREAS, the Parties desire to set forth billing, pricing and payment terms relating to the offering of the White Label Application on the Apple Devices.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1. Definitions. Section 2 of the Agreement is hereby amended by adding the following definition:

“Apple Devices” means the Interactive Devices developed and marketed by Apple Inc., including, without limitation, devices currently marketed as iPhone, iPod Touch and iPad.

2. Distribution and Pricing. Section 7(b) of Amendment No. 1 to AT&T Developer License Agreement is hereby amended and restated in its entirety as follows:

“The parties agree that Section 6.1.4 will not apply to the White Label Application. AT&T will have sole discretion to determine the price at which the White Label Application will be sold to End Users, unless otherwise specified in Schedule 3.”

3. Billing, Pricing and Payment. The Agreement is hereby amended to add the following to the end of Schedule 3 (as attached to Amendment No. 1):

“Revenue Share Applicable for Apple Devices

1. Base Package

With respect to any offering of the White Label Application on the Apple Devices (“Apple Offering”) consisting of the base package of content lineup, AT&T agrees that (i) the retail price for End User shall be set at $[*] per month, and (ii) You will receive $[*] per month per each retail fee charged to End User, in each case, less any credits, sales taxes, use taxes, or other governmental charges (e.g., Universal Service Fee Charges).

2. Hispanic Package

With respect to any Apple Offering consisting of the Spanish-language package, AT&T agrees that (i) the retail price for End User shall be set at $[*] per month, and (ii) You will receive $[*] per month per each retail fee charged to End User, in each case, less any credits, sales taxes, use taxes, or other governmental charges (e.g., Universal Service Fee Charges).

3. Billing Procedure; Payment

In the event of any Apple Offering, AT&T shall submit the White Label Application to Apple Inc. (“Apple”)

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AGREEMENT NO. 20100609.081.A.004

for Client Download to the End User’s Apple Devices and conduct related billing through the Mobil Marketplace maintained by Apple and currently known as “iTunes” (instead of QPass). AT&T will calculate the amount due to be remitted or paid to You in connection with the Apple Offering (collectively, “Apple Remittance”) at the end of every calendar month. In addition, AT&T will provide a statement describing the Apple Remittance due to You, and pay that Apple Remittance to You in United States dollars as expeditiously as possible, but in no event later than within [*] days after the end of each calendar month. AT&T agrees to maintain accurate books and records regarding the Apple Remittance payable to You under this Agreement. Each statement will be deemed final and binding unless You provide notice of Your specific objections thereto to AT&T within one (1) year of the date on which such statement was due.

General Provisions

The Parties acknowledge that either Party may from time to time propose alterations or additions to the package line-up of White Label Application and/or revisions to the retail price, revenue share mechanism and procedures set forth in this Section 3, which proposal shall be considered in good faith by the other Party. Such proposals will be made in writing but such proposals will not be binding until the Parties mutually agree. Such agreement may be reflected in an email, which shall be deemed to be an amendment to this Agreement unless either Party requests an executed amendment.”

4. No Further Agreement. Except as modified by this Amendment, the Agreement will continue in full force and effect in accordance with its terms. The Parties acknowledge that no provision in this Amendment is intended to change or alter any pricing or revenue share terms applicable to the White Label Products currently being offered on any Interactive Devices that are not Apple Devices, which shall continue to be governed by the Parties’ current understanding of such terms and existing provisions of Section 3. Any change affecting the pricing or revenue share terms of such White Label Products shall require a separate express written amendment to the Agreement mutually agreed upon by the Parties.

5. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The parties may execute this Amendment by exchanging counterparts by mail, by facsimile or by other electronic means.

AGREED TO AND SIGNED by the duly authorized representatives of the Parties as of the Amendment Effective Date.

MobiTV, Inc.	AT&T Mobility LLC

/s/ TERRI FALCONE	/s/ WILLIAM MARKWELL
(Signature)	(Signature)
Printed Name: Terri Falcone	Printed Name: William Markwell
Title: Vice President, Finance	Title: Senior Contract Mgr.
Chief Accounting Officer

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* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.